As filed with the U.S. Securities and Exchange Commission on October 23, 2024

Registration No. 333-282047

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 2 to

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	5699	46-1942864
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1400 Lavaca Street

Austin, TX 78701

Telephone: (209) 651-0172

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Hilburn Davis IV

Chief Executive Officer

Digital Brands Group, Inc.

1400 Lavaca Street

Austin, TX 78701

Telephone: (209) 651-0172

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq.	Ross D. Carmel, Esq.
Craig D. Linder, Esq.	Jay K. Yamamoto, Esq.
Anthony, Linder & Cacomanolis, PLLC 1700 Palm Beach Lakes Blvd., Suite 820 West Palm Beach, Florida 33401 Telephone: (561) 514-0936	Sichenzia Ross Ference Carmel LLP 1185 Ave of the Americas, 31st Floor New York, NY 10036 Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check market if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED OCTOBER 23, 2024

Preliminary Prospectus

Digital Brands Group, Inc.

Up to 21,739,130 Shares, each consisting of

One Share of Common Stock or One Pre-Funded

Warrant to Purchase One Share of Common Stock

Up to 21,739,130 Shares of Common Stock Underlying the

Pre-Funded Warrants

We are offering up to 21,739,130 shares of common stock, par value $0.0001 per share (the “Common Stock”) on a best-efforts basis.

We are also offering to each purchaser of shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase one pre-funded warrant to purchase one share of common stock (“Pre-Funded Warrant”) (in lieu of one share of common stock). Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of each Pre-Funded Warrant will be equal to the price of one share of common stock, minus $0.0001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of shares of common stock we are offering will be decreased on a one-for-one basis. We refer to the shares of Common Stock and Pre-Funded Warrants to be sold in this offering collectively as the “Securities.” We are also registering the common stock issuable from time to time upon exercise of the Pre-Funded Warrants offered hereby. See “Description of Securities — Description of Securities We Are Offering” in this prospectus for more information.

Our Common Stock and Class A Warrants trade on The Nasdaq Capital Market under the symbols “DBGI” and “DBGIW,” respectively. On October 15, 2024, the last reported sale price of our Common Stock was $0.23 per share and Class A Warrants was $12.50 per share.

We have assumed a public offering price of $0.23 per share of Common Stock. The actual offering price per share of Common Stock and Pre-Funded Warrant will be negotiated between us and the investors, in consultation with the Placement Agent based on, among other things, the trading price of our Common Stock prior to the offering and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price. There is no established trading market for the Pre-Funded Warrants. We do not intend to list the Pre-Funded Warrants on any securities exchange or other trading market. We do not expect an active trading market to develop for the Pre-Funded Warrants. Without an active trading market, the liquidity of these securities will be extremely limited.

We have engaged RBW Capital Partners LLC, acting through Dominari Securities LLC, to act as our exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the Securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the Securities we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number of Securities or dollar amount. We have agreed to pay to the Placement Agent the fees set forth in the table below, which assumes that we sell all of the Securities offered by this prospectus. See “Plan of Distribution” for more information regarding these arrangements.

This offering will terminate on __, 2024, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The public offering price per share will be fixed for the duration of this offering.

The Securities are expected to be issued in a single closing and the public offering price per share of Common Stock and Pre-Funded Warrant will be fixed for the duration of this offering. We will deliver all Securities to be issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon receipt of investor funds received by us. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the Securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Securities sufficient to pursue our business goals described in this prospectus. Further, any proceeds from the sale of Securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” on page 10 of this prospectus for more information.

We are a “smaller reporting company,” as defined under the U.S. federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities is speculative and involves a high degree of risk. You should carefully consider the risk factors beginning on page 12 of this prospectus before investing in our securities.

	Per share of common stock	Per pre-funded warrant	Total
Assumed Public Offering Price (1) (2)	$	$	$
Placement Agent fees (3) (4)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	Calculated based on an assumed offering price of $0.23, which represents the closing sales price on the Nasdaq Capital Market of the registrant’s common stock on October 15, 2024. This amount will decrease by $0.0001 for each Pre-Funded Warrant sold in this offering.

(2)	The public offering price corresponds to (x)(i) a public offering price per share of $__ and (y)(i) a public offering price per Pre-Funded Warrant of $__.

(3)	The placement agent fees shall equal eight percent (8%) of the gross proceeds of the securities sold by us in this offering.

(4)	The Placement Agent will receive compensation in addition to the placement agent fees described above. See “Plan of Distribution” for a description of compensation payable to the Placement Agent.

Because there is no minimum offering amount required as a condition to closing in this offering the actual public amount, placement agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the Placement Agent the placement agent fees set forth in the table above and to provide certain other compensation to the Placement Agent. See “Plan of Distribution” beginning on page 48 of this prospectus for more information regarding these arrangements.

We expect to deliver the shares of common stock or Pre-Funded Warrants against payment in New York, New York on or about __, 2024.

Investing in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 12 of this prospectus under the caption “Risk Factors.”

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Placement Agent

RBW Capital Partners LLC

Securities offered through Dominari Securities LLC, a broker-dealer registered with the Securities and
Exchange Commission and a member of the Financial Industry Regulatory Authority, Inc. (FINRA)

The date of this prospectus is       , 2024

ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission, or SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we nor the placement agent have authorized anyone else to provide you with different information. We do not, and the placement agent and its affiliates do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not, and the placement agent is not, offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We and the placement agent have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Unless the context otherwise requires, references in this prospectus to “DBG” refers to Digital Brands Group, Inc. solely, and references to “Digital Brands”, the “Company”, “we”, “us”, and “our” refer to Digital Brands Group, Inc. and our subsidiaries Bailey 44, LLC (“Bailey”), MOSBEST, LLC (“Stateside”), and Sunnyside, LLC (“Sundry”). Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements contained in this prospectus include, but are not limited to, such statements. Factors that may cause actual results to differ materially from current expectations, which we describe in more detail in our Annual Report on Form 10-K for the year ended December 31, 2023 filed on April 15, 2024, and Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed on June 3, 2024, and our subsequently filed Quarterly Reports on Form 10-Q, include, but are not limited to:

●	that to improve our financial performance, we must increase our revenue levels;

●	our ability to continue our business as a going concern;

●	our business, sales, and marketing strategies and plans;

●	our ability to successfully market, sell, and deliver our curated collection of lifestyle brands, including Bailey 44, DSTLD, Stateside, Sundry and ACE Studios, that offers a variety of apparel products through direct-to-consumer and wholesale distribution to an expanding customer base;

●	our ability to consummate future financings;

●	scarcity of products and materials in the supply chain;

●	our ability to attract new employees and to retain key management and technical personnel;

●	effects of the coronavirus on the U.S. and global economies;

●	customer concentration including many U.S. government entities;

●	technological changes in our industry;

●	intense competition from both start-up and established companies;

●	potential conflict of your interests with the interests of our larger stockholders;

●	Failure to achieve customer acceptance of our products;

●	actual or threatened litigation and governmental investigations and the costs and efforts spent to defend against such litigation and investigations;

●	Returns of our products;

●	our ability to protect our intellectual property and the cost associated with defending claims of infringement; and

●	our intended use of the net proceeds from this offering.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that such information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus, and our other filings with the SEC, including the following sections, which are either included herein and/or incorporated by reference herein, “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements incorporated by reference herein, before making a decision about whether to invest in our securities.

Company Overview

Our Business

Digital Brands is a curated collection of lifestyle brands, including Bailey, DSTLD, Sundry and Avo, that offers a variety of apparel products through direct-to- consumer and wholesale distribution. Our complementary brand portfolio provides us with the unique opportunity to cross merchandise our brands. We aim for our customers to wear our brands head to toe and to capture what we call “closet share” by gaining insight into their preferences to create targeted and personalized content specific to their cohort. Operating our brands under one portfolio provides us with the ability to better utilize our technological, human capital and operational capabilities across all brands. As a result, we have been able to realize operational efficiencies and continue to identify additional cost saving opportunities to scale our brands and overall portfolio.

Our portfolio currently consists of four significant brands:

●	Bailey combines beautiful, luxe fabrics and on-trend designs to create sophisticated ready-to-wear capsules for women on-the-go. Designing for real life, this brand focuses on feeling and comfort rather than how it looks on a runway. Bailey is primarily a wholesale brand, which we intend to transition to a digital, direct-to-consumer brand.

●	DSTLD offers stylish high-quality garments without the luxury retail markup valuing customer experience over labels. DSTLD is primarily a digital direct-to-consumer brand, to which we recently added select wholesale retailers to generate brand awareness.

●	Stateside is an elevated, America first brand with all knitting, dyeing, cutting and sewing sourced and manufactured locally in Los Angeles. The collection is influenced by the evolution of the classic t-shirt offering a simple yet elegant look. Stateside is primarily a wholesale brand that we intend to transition to a digital, direct-to-consumer brand.

●	Sundry offers distinct collections of women’s clothing, including dresses, shirts, sweaters, skirts, shorts, athleisure bottoms and other accessory products. Sundry’s products are coastal casual and consist of soft, relaxed and colorful designs that feature a distinct French chic, resembling the spirits

We believe that successful apparel brands sell in all revenue channels. However, each channel offers different margin structures and requires different customer acquisition and retention strategies. We were founded as a digital-first retailer that has strategically expanded into select wholesale and direct retail channels. We strive to strategically create omnichannel strategies for each of our brands that blend physical and online channels to engage consumers in the channel of their choosing. Our products are sold direct-to- consumers principally through our websites and our own showrooms, but also through our wholesale channel, primarily in specialty stores and select department stores. With the continued expansion of our wholesale distribution, we believe developing an omnichannel solution further strengthens our ability to efficiently acquire and retain customers while also driving high customer lifetime value.

We believe that by leveraging a physical footprint to acquire customers and increase brand awareness, we can use digital marketing to focus on retention and a very tight, disciplined high value new customer acquisition strategy, especially targeting potential customers lower in the sales funnel. Building a direct relationship with the customer as the customer transacts directly with us allows us to better understand our customer’s preferences and shopping habits. Our experience as a company originally founded as a digitally native-first retailer gives us the ability to strategically review and analyze the customer’s data, including contact information, browsing and shopping cart data, purchase history and style preferences. This in turn has the effect of lowering our inventory risk and cash needs since we can order and replenish product based on the data from our online sales history, replenish specific inventory by size, color and SKU based on real times sales data, and control our mark-down and promotional strategies versus being told what mark downs and promotions we have to offer by the department stores and boutique retailers.

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We define “closet share” as the percentage (“share”) of a customer’s clothing units that (“of closet”) she or he owns in her or his closet and the amount of those units that go to the brands that are selling these units. For example, if a customer buys 20 units of clothing a year and the brands that we own represent 10 of those units purchased, then our closet share is 50% of that customer’s closet, or 10 of our branded units divided by 20 units they purchased in entirety. Closet share is a similar concept to the widely used term wallet share, it is just specific to the customer’s closet. The higher our closet share, the higher our revenue as higher closet share suggests the customer is purchasing more of our brands than our competitors.

We have strategically expanded into an omnichannel brand offering these styles and content not only on-line but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value (“LTV”) while increasing new customer growth. We define Lifetime Value or LTV as an estimate of the average revenue that a customer will generate throughout their lifespan as our customer. This value/revenue of a customer helps us determine many economic decisions, such as marketing budgets per marketing channel, retention versus acquisition decisions, unit level economics, profitability and revenue forecasting.

In April of 2024, we entered into a retail store sublease for approximately 3.5 years at the Simon Premium Outlet in Allen, TX, a suburb of Dallas.

For the fiscal years ended December 31, 2023 and 2022, we generated net revenues of approximately $14,916,422 and $10,333,558, respectively, reported net loss of approximately $10,247,133 and $38,043,362, respectively, and reported total operating expenses of $8,639,092 and $24,765,633, respectively. For the six months ended June 30, 2024 and 2023, we generated net revenues of approximately $6,972,656 and $8,869,803, respectively, reported net loss of approximately $4,194,215 and $1,092,088, respectively, and reported total operating expenses of approximately $5,806,293 and $230,664, respectively. As noted in our unaudited financial statements and related footnotes, as of June 30, 2024, we had an accumulated deficit of $118,188,665 and working capital deficit of $14,859,593. There is substantial doubt regarding our ability to continue as a going concern as a result of our historical recurring losses from operations, negative cash flows from operations, net working capital deficiency as well as our dependence on equity and debt financings. See “Risk Factors—We have a history of operating losses, our management has concluded that there is substantial doubt about our ability to continue as a going concern and our auditors have included an explanatory paragraph relating to our ability to continue as a going concern in the audit reports for the fiscal years ended December 31, 2023 and 2022.”

Principal Products and Services

DSTLD — Brand Summary

DSTLD focuses on minimalist design, superior quality, and only the essential wardrobe pieces for men and women. We deliver casual luxury rooted in denim; garments that are made with exhaustive attention to detail from the finest materials for a closet of timeless, functional staples. Our brand name “DSTLD” is derived from the word ‘distilled,’ meaning to extract only the essentials. As such, DSTLD boasts a line of key wardrobe pieces in a fundamental color palette of black, white, grey, and denim.

Our denim pants prices generally range from $128 to $148. Our tee shirts, tops and cashmere sweaters will range from $30 to $278. Our casual pants will range from $148 to $178.

Avo – Brand Summary

Avo is a women’s essential brand that will offer t-shirts, sweats, dresses, sweaters and athleisure. Avo eliminates the wholesale mark-up, so its products have a sharper price point. Avo also offers larger discounts when the customer bundles multiple products to their cart, which allows Avo to leverage its shipping and fulfillment costs. Avo leverages the Company’s current design and supply chain infrastructure, so we use similar or the same fabrics and contractors for Avo that we do for our other brands.

Avo launched in late August 2024 and prices for t-shirts range from $20 to $50 based on the size of the customer’s bundle. Other product prices will range from $17.50 for tanks to $198 for sweaters with no retail price above $99 if the customer bundles three units or more. If the customer bundles two units then they receive a 40% discount and if they bundle three units or more the customer receives a 60% discount.

Bailey — Brand Summary

In February 2020, we acquired Bailey. Bailey delivers distinct high-quality, well-fitting, on-trend contemporary apparel, using at an entry contemporary price point. Bailey combines beautiful, luxe fabrics and on-trend designs to offer clean, sophisticated ready-to-wear separates that easily transition from day to night and for date night. Bailey offers fashionable staples with timeless design features, making them wearable for any occasion — the majority of products are tops, sweaters and dresses.

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Bailey’s full seasonal collections of dresses, tops, jumpsuits, bottoms, sets, jackets and rompers retail at price points between $88 — $398. We believe that we can create more compelling price points as we leverage our direct-to-consumer expertise. As we increase the direct-to-consumer revenue mix, we believe we will have opportunities to increase our margins, which will mostly be passed along to the customer with lower price points.

With our acquisition of Bailey 44, LLC, we view the following as tangible near-term growth opportunities:

●	Increase emphasis on email and SMS communications allowing for personalized direct customer engagement, retention and repurchases.

●	Increase market share in existing and new wholesale, including specialty boutiques due to the well-known and respected designer we hired in June 2020.

●	Increase digital spend, social media presence, and brand and influencer collaborations.

●	Selective opportunity to roll out proven retail concept in well defined, strategic locations.

●	International expansion and licensing opportunities in select categories.

Stateside — Brand Summary

We acquired Stateside in August 2021. Stateside is a collection of elevated American basics influenced by the evolution of the classic T-Shirt. All garments are designed and produced in Los Angeles from the finest fabrics. All knitting, dyeing, cutting and sewing is sourced and manufactured locally in Los Angeles.

Stateside is known for delivering high quality women’s clothing, including luxury T-shirts, tops and bottoms, etc. Stateside is primarily a wholesale brand with very limited online revenue. Its T-shirt prices range from $68 to $94, their other tops range from $98 to $130, and their bottoms range from $80 to $144.

With our acquisition of Stateside, we view the following as tangible near-term growth opportunities:

●	Increase online revenues significantly as we have spent very little resources on developing its online sales opportunity from the website optimization to photography to email marketing to online advertising to digital customer acquisition and retention.

●	Increase gross margins by ordering larger quantities as we pay meaningful upcharges for minimum order quantities.

●	Launch seasonal new product categories such as women’s knits and wovens in the top category and women’s wovens in the bottom category. We believe knits and wovens tops are one of the larger product categories in womenswear, with higher price points and dollar profit.

Sunnyside — Brand Summary

We acquired Sundry in December 2021. Sundry offers distinct collections of women’s clothing, including dresses, shirts, sweaters, skirts, shorts, athleisure bottoms and other accessory products. Sundry’s products are coastal casual and consist of soft, relaxed and colorful designs that feature a distinct French chic, resembling the spirits of the French Mediterranean and the energy of Venice Beach in Southern California.

The products are designed and mostly produced in Los Angeles from the finest fabrics. The majority of the knitting, dyeing, cutting and sewing is sourced and manufactured locally in Los Angeles, with some sweaters made overseas.

Sundry is known for delivering high quality novelty and resort style T-shirts, tops and bottoms. Sundry is mostly a wholesale brand with meaningful online revenue. Its T-shirt prices range from $68 to $98, its other tops range from $98 to $198, and its bottoms range from $80 to $228.

With our acquisition of Sundry, we view the following as tangible near-term growth opportunities:

●	Increase emphasis on email and SMS communications allowing for personalized direct customer engagement, retention and repurchases.

●	Increase market share in existing and new wholesale, including specialty boutiques due to the well-known and respected designer we hired in June 2020.

●	Increase digital spend, social media presence, and brand and influencer collaborations.

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●	Selective opportunity to roll out proven retail concept in well defined, strategic locations.

●	International expansion and licensing opportunities in select categories.

Sales and Distribution

DSTLD and Avo products are sold solely direct-to-consumer, via our website. We utilize a build your own bundle strategy to increase the cart size and create cost savings per unit sold. By selling direct-to-consumer, we are able to eliminate the wholesale mark-up and offer sharper pricing to the customer.

Bailey products are distributed through wholesale and direct-to-consumer channels. The wholesale channel includes premium department stores, select independent boutiques and third-party online stores.

Stateside and Sundry products are distributed through wholesale and direct-to-consumer channels includes premium department stores and national chains, select independent boutiques and third-party online stores.

We do not have material terms or arrangements with our third-party distributors. As is customary in the wholesale side of the retail apparel industry, we work with the wholesale buyers for every product collection and season to develop a purchase order based on quantities, pricing, profit margin and any future mark- down agreements. Historically, these factors are driven by the wholesale buyer’s belief of how well they think the product will sell at their stores. For example, if the collection is considered very strong by the wholesale buyer, we usually achieve higher quantities, higher margins and lower future markdown guarantees. Conversely, when the wholesale buyer considers the collection to be weak, we experience lower quantities, lower margins and higher mark-down guarantees.

Our direct-to-consumer channels include our own website. Old season stock is sold through selected off- price retailers, with additional sales generated through specifically cut product for select off-price retailers.

All of our DSTLD, Avo, Bailey and Stateside and Sundry sellable product is stored at our corporate warehouse and distribution center in Los Angeles, CA, which also houses our corporate office. In addition to storing product, we also receive and process new product deliveries, process and ship outbound orders, and process and ship customer returns in this same facility.

We offer free shipping and returns above to all our customers in the United States once they achieve a cart size amount of $50 for all brands but Avo and $99 for Avo. We also offer customers the option to upgrade to 2-Day or Overnight Shipping for an additional cost.

Design and Development

Our products are designed at the headquarters of each brand, which are in Los Angeles, CA. Each brand’s design efforts are supported by well-established product development and production teams. The continued collaboration between design and merchandising ensures we respond to consumer preferences and market trends with new innovative product offerings while maintaining our core fashion foundation. In-house design and production teams in Los Angeles perform development of the sample line, allowing for speed to market, flexibility and quality of fit.

We analyze trends, markets, and social media feedback along and utilize historical data and industry tools to identify essential styles and proper replenishment timing and quantities.

We hired a new head designer for DSTLD Men’s in December 2019 and contracted with a third-party designer for DSTLD Women’s in June 2020. We also contracted with a third-party designer for Bailey in June 2020. We have an in-house designer for each of Stateside and Sundry.

We rely on a limited number of suppliers to provide our finished products, so we can aggregate pricing power. As we continue to increase our volumes, we will source additional factories to spread out our risks.

While we have developed long-standing relationships with a number of our suppliers and manufacturing sources and take great care to ensure that they share our commitment to quality and ethics, we do not have any long-term term contracts with these parties for the production and supply of our fabrics and products. We require that all of our manufacturers adhere to a vendor code of ethics regarding social and environmental sustainability practices. Our product quality and sustainability team partners with leading inspection and verification firms to closely monitor each supplier’s compliance with applicable laws and our vendor code of ethics.

Currently, our Bailey, DSTLD, Avo and Stateside and Sundry products are shipped from our suppliers to our distribution center in Los Angeles, CA which currently handles all our warehousing, fulfillment, outbound shipping and returns processing. Our Sundry products will be shipped from our suppliers to our distribution center in Los Angeles, CA which will handle all our warehousing, fulfillment, outbound shipping and returns processing. During 2023, we will review maintaining our own distribution centers versus using a third-party solution.

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Product Suppliers: Sourcing and Manufacturing

We work with a variety of apparel manufacturers in North America, Asia and Europe. We only work with full package suppliers, which supply fabric, trims, along with cut/sew/wash services, only invoicing us for the final full cost of each garment. This allows us the ability to maximize cash flows and optimize operations. We do not have long-term written contracts with manufacturers, though we have long-standing relationships with a diverse base of vendors.

We do not own or operate any manufacturing facilities and rely solely on third-party contract manufacturers operating primarily in Europe, United States, and the Asia Pacific region for the production of our products depending on the brand. All of our contract manufacturers are evaluated for quality systems, social compliance and financial strength by our internal teams prior to being selected and on an ongoing basis. Where appropriate, we strive to qualify multiple manufacturers for particular product types and fabrications.

All of our garments are produced according to each brand’s specifications, and we require that all manufacturers adhere to strict regulatory compliance and standards of conduct. The vendors’ factories are monitored by each brand’s production team to ensure quality control, and they are monitored by independent third-party inspectors we employ for compliance with local manufacturing standards and regulations on an annual basis. We also monitor our vendors’ manufacturing facilities regularly, providing technical assistance and performing in-line and final audits to ensure the highest possible quality.

We source our products from a variety of domestic and international manufacturers. When deciding which factory to source a specific product from, we consider the following factors:

●	Cost of garment

●	Retail price for end consumer

●	Production time

●	Minimum order quantity

●	Shipping/delivery time

●	Payment terms

By taking all of these factors into consideration, we can focus on making sure we have access to in-demand and high quality products available for sale to our customer at the competitive price points and sustainable margins for our business.

Marketing

We believe marketing is a critical element in creating brand awareness and an emotional connection, as well as driving new customer acquisition and retention. Each brand has their own in-house marketing department, which creates and produces marketing initiatives specific to each marketing channel and based on the specific purpose, such as acquisition, retention or brand building. We also have an in-house marketing team at the DBG portfolio level, which reviews these brand initiatives, develops and helps initiate cross merchandising strategies, manages the data analytics and negotiates contracts using all our brands to lower the cost.

Our goal at the brand and the portfolio level is to increase brand awareness and reach, customer engagement, increase new customer conversion and repurchase rates and average order size. We utilize a multi-pronged marketing strategy to connect with our customers and drive traffic to our online platform, comprised of the following:

Customer Acquisition Marketing

Paid Social Media Marketing: This is our primary customer acquisition channel, and it is composed almost entirely of paid Facebook and Instagram marketing. We believe our core customers rely on the opinions of their peers, often expressed through social media, social media platforms are viral marketing platforms that allow our brands to communicate directly with our customers while also allowing customers to interact with us and provide feedback on our products and service. We make regular posts highlighting new products, brand stories, and other topics and images we deem “on brand”. By being a verified brand, our followers can shop products directly from our posts. We are also able to link to products in the stories feature.

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Affiliate Marketing: With select online publications and influencers, we’ve sought to establish CPA or revenue sharing agreements. We believe these agreements are effective in incentivizing influencers or media to push our product and allowing us to only pay partners based on performance.

Email Marketing: We utilize email marketing to build awareness and drive repeat purchases. We believe this can be the most personalized customer communication channel for our brands, and therefore should continue to be one of our highest performing channels. We use an email service provider that enables us to send out a variety of promotional, transactional, and retargeting emails, with the main goal of driving increased site traffic and purchases. We maintain a database through which we track and utilize key metrics such as customer acquisition cost, lifetime value per customer, cost per impression and cost per click.

Retargeting: We engage the services of certain retargeting engines that allow us to dynamically target our visitors on third-party websites via banner/content ads.

Content Marketing: We use content marketing platforms that allow us to serve up native ads in the form of articles promoting our brand story and specific products.

Search Engine Optimization: This is the process of maximizing the number of visitors to our website by increasing our rankings in the search results on internet search engines. This is done by optimizing our onsite content, by making sure our pages, titles, tags, links, and blog content is structured to increase our search results on certain keywords, and our offsite content, which is the number of external websites linking to our website, usually through press articles and other advertising channels.

Print Advertising: We also intend to utilize print advertisements in magazines or billboards in major metropolitan areas to drive increased site traffic and brand awareness.

Video / Blog Content: We plan to offer videos and blog posts as a way to engage and educate the customer on our brands, how to wear different looks and styles, and create confidence and trust between our brands and customers. Videos and blog posts will include interviews with our designers, a behind-the- scenes look at how products are made, features of other artists or creatives, and photo shoots.

Retail Stores: We have one retail store in Allen, TX at Allen Premium Outlet mall which we opened in the Spring of 2024. We are currently testing this store to see if it is a scalable concept.

Instagram and Influencer Marketing

Instagram and influencer marketing is one of our largest initiatives. On a weekly basis, we reach out to and receive requests from tastemakers in fashion, lifestyle, and photography. We have developed a certain set of criteria for working with influencers (for example, engagement level, aesthetic, audience demographic) that have enabled us to garner impactful impressions. Our focus is not on the size of an account, but on creating organic relationships with influencers who are excited to tell our story. While most of our collaborations are compensated solely through product gifts, we also offer an affiliate commission of up to 20% through the influencer platform reward Style, which is the parent company of LiketoKnow.it, the first influencer platform to make Instagram shoppable (users receive an email directly to their inbox with complete outfit details when they “Like” a photo with LiketoKnow.it technology).

Public Relations

To generate ongoing organic and word-of-mouth awareness, we intend to work with print and online media outlets to announce new products and develop timely news stories. We are in contact with leading fashion, business, and tech writers in order to capitalize on celebrity fashion features, e-commerce trend pieces, or general brand awareness articles. We may utilize outside agencies from time to time. We plan to visit the major fashion, tech, and news outlets in New York City on a quarterly basis to keep them up to date on our latest launches and any relevant company developments. We also plan to host local Los Angeles press at our office space.

Celebrity gifting

We approach celebrity gifting in a strategic, discerning manner. We have longstanding, personal relationships with the industry’s top stylists; we do not send clothing blindly or unsolicited. We have successfully placed clothing (and as a result, fashion press) on a number of well-known A-list celebrities.

Loyalty Program

We plan to develop and launch a company-wide loyalty program, which would include all our brands. Our customer loyalty program will be designed to engage and reward our customers in a direct and targeted manner, and to cross merchandise our portfolio brands to our customers. Customers will earn reward points that can be used to purchase products. We will also use loyalty point multipliers to create customer purchases, which is a strategy that beauty retailers have effectively used.

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Our Competition

Our business depends on our ability to create consumer demand for our brands and products. We focus on designing products that we hope exceed consumer expectations, which should result in retention and repurchases. We plan to invest in cross merchandising brands to customers through customized customer communications and personalized styles and looks utilizing products across all our portfolio brands, which we believe creates a competitive advantage for our brands versus single brands. The markets in which we compete are highly competitive. Competition may result in pricing pressures, reduced profit margins or lost market share, or a failure to grow or maintain our market share, any of which could substantially harm our business and results of operations. We compete directly against wholesalers and direct retailers of apparel, including large, diversified apparel companies with substantial market share and strong worldwide brand recognition. Many of our competitors, including Vince, James Perse, Rag & Bone, Madewell, AG, FRAME, All Saints, Zegna and Ralph Lauren, have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution, and other resources than we do.

As a result, these competitors may be better equipped than we are to influence consumer preferences or otherwise increase their market share by:

●	quickly adapting to changes in customer requirements or consumer preferences;

●	discounting excess inventory that has been written down or written off;

●	devoting resources to the marketing and sale of their products, including significant advertising campaigns, media placement, partnerships and product endorsement; and

●	engaging in lengthy and costly intellectual property and other disputes.

Recent Developments

On October 2, 2024, the Company received a letter from the Staff of Nasdaq notifying the Company that the Staff has determined to delist the Company’s common stock from Nasdaq at the opening of business on October 11, 2024, based on the Company’s failure to maintain a minimum bid price of $1 per share per Listing Rule 5550(a)(2), unless the Company requests an appeal of such determination by October 9, 2024. The Company submitted the appeal request to Nasdaq on October 9, 2024. Nasdaq granted a hearing of the appeal to be held on December 3, 2024.

The Company and various purchasers (the “Investors”) executed a securities purchase agreement (the “SPA”) on or around April 7, 2023, whereby the Investors purchased from the Company promissory notes in the aggregate principal amount of approximately $2,500,000 (the “Original Notes”), and the remaining balances of such Original Notes as of October 1, 2023, were exchanged by the Investors for replacement promissory notes issued on October 1, 2023, in the aggregate principal amount of approximately $1,789,668.37 (the “2023 Notes”). On May 24, 2024, the Company entered into settlement agreements with the Investors (each a “Settlement Agreement”), pursuant to which the Company agreed to pay aggregate cash payments equal to $1,789,668.37 to extinguish all obligations and claims under the SPA, Original Notes, and 2023 Notes, as follows: (i) $500,000.00 on or before May 28, 2024 and (ii) $1,289,668.37 on or before September 30, 2024 (the “Final Payment”).  On or around October 3, 2024, the Company entered into amendments to each Settlement Agreement with the Investors, whereby the Final Payment due date was extended to October 31, 2024.

Between July 1, 2024 and October 22, 2024, the Company issued and sold 5,256,263 shares of Common Stock (the “Recent ATM Share Sales”) to H.C. Wainwright & Co., LLC (the “Agent”) as sales agent or principal, pursuant to the terms of the Company’s previously announced At-The-Market Offering Agreement, dated December 27, 2023, between us and the Agent (the “Sales Agreement”). The Company received net proceeds of $2,063,396.00 from the Recent ATM Share Sales.

Between October 3, 2024 and October 15, 2024, the Company issued 1,311,345 shares of the Company’s common stock (the “Shares”) to a certain note holder upon conversion of a portion of their promissory note originally issued by the Company on or around October 1, 2023 (the “Note”). On October 16, 2024, the Company became aware that the issuance of the Shares was in error and not permitted under the terms of the Note due to the requirement thereunder that stockholder approval be obtained prior to the issuance of more than 19.9% of the Company’s pre-transaction shares outstanding upon conversion(s) of the Note, as referenced and specifically required under Nasdaq Listing Rule 5635(d). The Company then notified the note holder that the Shares must be returned to the Company’s transfer agent for cancellation. Accordingly, the note holder is in the process of returning the Shares to the Company’s transfer agent for cancellation. Upon cancellation of the Shares, the Company’s issued and outstanding common stock count will decrease by 1,311,345 shares. The Company is in communications with The Nasdaq Stock Market LLC regarding the aforementioned erroneous issuance of the Shares and subsequent remediation actions. The Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC may issue a delisting notice to the Company regarding the Company’s non-compliance with Nasdaq Listing Rule 5635(d), which would serve as an additional basis for the delisting of the Company’s securities from Nasdaq.

Corporate Information

Digital Brands Group, Inc. was organized in Delaware in January 2013 under the name Denim.LA, Inc, and its name was changed to Digital Brands Group, Inc. in December 2020. Our corporate offices are located at 1400 Lavaca Street, Austin, TX 78701. Our telephone number is (209) 651-0172. Our website is www.digitalbrandsgroup.co. None of the information on our website or any other website identified herein is part of this prospectus or the registration statement of which it forms a part.

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THE OFFERING

Issuer	Digital Brands Group, Inc.

Common stock being offered	Up to 21,739,130 shares of common stock at an assumed public offering price of $0.23 per share (the last reported sale price of our common stock on the Nasdaq Capital Market on October 15, 2024).

Pre-Funded Warrants offered by us

We are also offering pre-funded warrants to purchase up to 21,739,130 shares of common stock to any purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase one Pre-Funded Warrant in lieu of one share of common stock. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price per Pre-Funded Warrant will be equal to the price per share of common stock, minus $0.0001, and the exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. This prospectus also relates to the offering of the common stock issuable upon exercise of the Pre-Funded Warrants.

The common stock and/or Pre-Funded are immediately separable upon issuance and will be issued separately in this offering.

Size of Offering	Up to $5,000,000

Assumed Price Per Share	$0.23 per share of common stock or one Pre-Funded Warrant in lieu of one share of common stock

Common stock outstanding prior to this offering (1)	9,581,783 shares

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Common stock to be outstanding after this offering (1)	Up to approximately 31,320,913 shares (assuming no issuance of Pre-Funded Warrants).

Use of proceeds	Assuming the maximum number of shares are sold in this offering at an assumed public offering price of $0.23 per share, which represents the closing price of our common stock on Nasdaq on October 15, 2024, and assuming no issuance of Pre-Funded Warrants in connection with this offering, we estimate the net proceeds of the offering will be approximately $4,346,242.00, after deducting cash expenses relating to this offering payable by us estimated at approximately $653,758.00, including Placement Agent fees of approximately $515,950 and offering expenses of $137,808.00. However, this is a best-efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. We intend to use the net proceeds from the offering for working capital and general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, potential acquisitions of or investments in businesses, products and technologies that complement our business, and to repay up to $1,300,000 of principal and interest on certain promissory notes originally issued on or around April 7, 2023, which were restated on or around October 1, 2023 (the “2023 Notes”). Notwithstanding the foregoing, we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. See “Use of Proceeds.” Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering. See “Risk Factors” for a discussion of certain risks that may affect our intended use of the net proceeds from this offering.

Listing	Our common stock and Class A Warrants are listed on The Nasdaq Capital Markets under the symbols “DBGI” and “DBGIW”, respectively. There is no established trading market for the Pre-Funded Warrants. We do not intend to list the Pre-Funded Warrants on any securities exchange or other trading market.

Risk factors	An investment in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Best Efforts Offering	We have agreed to offer and sell the securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 48 of this prospectus.

(1)	The number of shares of common stock to be outstanding after this offering is based on 9,581,783 shares of common stock outstanding as of October 23, 2024, but excludes the following as of such date:

●	2,843,111 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $10.94 as of October 15, 2024, which includes 1,027,750 Series A-1 Warrants and 1,027,750 Series B-1 Warrants at an exercise price of $2.88 per share which expire on November 7, 2029 and August 7, 2025 respectively;

●	1,558 shares of common stock issuable upon the exercise of outstanding stock options at weighted average exercise price of $9,050 per share;

●	198,442 shares of common stock in aggregate reserved for issuance under our 2020 Omnibus Incentive Plan; and

●	A reduction in the number of shares of common stock outstanding by 1,311,345 shares (the “Shares”) upon the delivery of the Shares to the Company’s transfer agent for cancellation by a note holder that received the Shares in error between October 3, 2024 and October 15, 2024, pursuant to conversions of a portion of their promissory note dated October 1, 2023, due to the requirement thereunder that stockholder approval be obtained prior to the issuance of more than 19.9% of the Company’s pre-transaction shares outstanding upon conversion(s) of such promissory note, as referenced and specifically required under Nasdaq Listing Rule 5635(d).

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	no sale of Pre-Funded Warrants in this offering, which, if sold, would reduce the number of common stock that we are offering on a one-for-one basis.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2023 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

Below is a summary of risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	We have incurred significant net losses since our inception and cannot assure you that we will achieve or maintain profitable operations;

●	If we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern;

●	If we are not able to comply with the applicable continued listing requirements or standards of NasdaqCM, NasdaqCM could delist our common stock;

●	If our efforts to locate desirable targets are unsuccessful or if we are unable to acquire desirable companies on commercially reasonable terms, we may not be able to grow the business and our revenues and operating results will be adversely affected;

●	We may be subject to claims arising from the operations of our various businesses for periods prior to the dates we acquired them;

●	We may not be able to generate sufficient cash to service all of our debt or refinance our obligations and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful;

●	If we are unable to anticipate and respond to changing customer preferences and shifts in fashion and industry trends in a timely manner, our business, financial condition and operating results could be harmed;

●	Our business depends on our ability to maintain a strong portfolio of brands and engaged customers. We may not be able to maintain and enhance our existing brand portfolio if we receive customer complaints, negative publicity or otherwise fail to live up to consumers’ expectations, which could materially adversely affect our business, operating results and growth prospects;

●	If we fail to retain existing customers, or fail to maintain average order value levels, we may not be able to maintain our revenue base and margins, which would have a material adverse effect on our business and operating results;

●	We purchase inventory in anticipation of sales, and if we are unable to manage our inventory effectively, our operating results could be adversely affected;

●	We rely on third-party suppliers and manufacturers to provide raw materials for and to produce our products, and we have limited control over these suppliers and manufacturers and may not be able to obtain quality products on a timely basis or in sufficient quantity;

●	Our sales and gross margins may decline as a result of increasing product costs and decreasing selling prices;

●	Our operations are currently dependent on a single warehouse and distribution center, and the loss of, or disruption in, the warehouse and distribution center and other factors affecting the distribution of merchandise could have a material adverse effect on our business and operations;

●	Our sales and gross margins may decline as a result of increasing freight costs;

●	Increases in labor costs, including wages, could adversely affect our business, financial condition and results of operations;

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●	If the technology-based systems that give our customers the ability to shop with us online do not function effectively, our operating results could be materially adversely affected;

●	The price of our common stock has in the past and may in the future fluctuate substantially;

●	If we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, which could adversely affect the market price of our common stock;

●	We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our common stock may be less attractive to investors and may make it more difficult to compare our performance with other public companies;

●	Provisions in our sixth amended and restated certificate of incorporation and bylaws and under Delaware law could discourage a takeover that stockholders may consider favorable; and

●	Our sixth amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Risks Related to Our Financial Condition and Business

We have incurred significant net losses since our inception and cannot assure you that we will achieve or maintain profitable operations.

We have incurred significant net losses since inception. Our net loss was approximately $4.2 million, $10.2 million and $38.0 million for the six months ended June 30, 2024 and the years ended December 31, 2023 and 2022, respectively. As of June 30, 2024, we had an accumulated deficit of $118.2 million. We may continue to incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, delays, and other unknown events, as well as the inflationary and potentially recessive economic environment. We anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake the acquisition and integration of different brands, incur expenses associated with maintaining compliance as a public company, and increased marketing and sales efforts to increase our customer base. These increased expenditures may make it more difficult to achieve and maintain profitability. In addition, our efforts to grow our business may be more expensive than we expect, and we may not be able to generate sufficient revenue to offset increased operating expenses. If we are required to reduce our expenses, our growth strategy could be materially affected. We will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability.

Accordingly, we cannot assure you that we will achieve sustainable operating profits as we continue to expand our product offerings and infrastructure, further develop our marketing efforts, and otherwise implement our growth initiatives. Any failure to achieve and maintain profitability would have a materially adverse effect on our ability to implement our business plan, our results and operations, and our financial condition.

We have a history of operating losses, our management has concluded that there is substantial doubt about our ability to continue as a going concern and our auditors have included an explanatory paragraph relating to our ability to continue as a going concern in its audit reports for the fiscal years ended December 31, 2023 and 2022.

To date, we have not been profitable and have incurred significant losses and cash flow deficits. For the fiscal years ended December 31, 2023 and 2022, we generated net revenues of approximately $14,916,422 and $10,333,558, respectively, reported net loss of approximately $10,247,133 and $38,043,362, respectively, and reported total operating expenses of $8,639,092 and $24,765,633, respectively. For the six months ended June 30, 2024 and 2023, we generated net revenues of approximately $6,972,656 and $8,869,803, respectively, reported net loss of approximately $4,194,215 and $1,092,088, respectively, and reported total operating expenses of approximately $5,806,293 and $230,664, respectively. As noted in our unaudited financial statements and related footnotes, as of June 30, 2024, we had an accumulated deficit of $118,188,665 and working capital deficit of $14,859,593. Our management has concluded that our historical recurring losses from operations, negative cash flows from operations, working capital deficiency as well as our dependence on equity and debt financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2023 and 2022.

Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, including common stock issued in this offering, would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing, including funds to be raised in this offering. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful.

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If we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern.

We have incurred a net loss in each year since our inception and expect to incur losses in future periods as we continue to increase our expenses in order to grow our business. We have a working capital deficit of $14.9 million as of June 30, 2024. These factors raise substantial doubt about our Company’s ability to continue as a going concern. If we are unable to obtain adequate funding or if we are unable to grow our revenue substantially to achieve and sustain profitability, we may not be able to continue as a going concern. The report of our independent registered public accounting firm for the year ended December 31, 2023 included herein contains an explanatory paragraph indicating that there is substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations.

We have an immediate need to raise additional funds to support our operations. If we are unable to raise additional capital when required or on acceptable terms, we will be required to significantly delay, scale back or restrict our operations or obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, at least until additional funding is obtained. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that would likely result in our stockholders losing some or all of their investment in us. In addition, our ability to achieve profitability or to respond to competitive pressures would be significantly limited.

The amount and timing of our future funding requirements depends on many factors, including

●	The timing and cost of potential future acquisitions;

●	Integration of the businesses that we have acquired or may acquire in the future;

●	The hiring of additional management and other personnel as we continue to grow; and

●	Any costs associated with any build-out and opening of showrooms, as needed, for certain of our brands.

We cannot be certain that additional funding will be available on acceptable terms, or at all. In addition, we have in the past and may in the future be restricted or limited by our current outstanding indebtedness on our ability to enter into additional indebtedness and any future debt financing based upon covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, redeem our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions.

We have an amount of total liabilities which may be considered significant for a company of our size which could adversely affect our financial condition and our ability to react to changes in our business.

As of October 15, 2024, we had an aggregate principal amount of total liabilities outstanding of approximately $22.2 million, which includes approximately $8.7 million owing further to outstanding debt obligations.

We believe this is an amount of total liabilities which may be considered significant for a company of our size and current revenue base. Our substantial total liabilities could have important consequences to us. For example, it could:

●	make it more difficult for us to satisfy our obligations to the holders of our outstanding debt, resulting in possible defaults on and acceleration of such indebtedness;

●	require us to dedicate a substantial portion of our cash flows from operations to make payments on our debt, which would reduce the availability of our cash flows from operations to fund working capital, capital expenditures or other general corporate purposes;

●	increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations;

●	place us at a competitive disadvantage to our competitors with proportionately less debt for their size;

●	limit our ability to refinance our existing debt or borrow additional funds in the future;

●	limit our flexibility in planning for, or reacting to, changing conditions in our business; and

●	limit our ability to react to competitive pressures or make it difficult for us to carry out capital spending that is necessary or important to our growth strategy.

Any of the foregoing impacts of our substantial total liabilities could have a material adverse effect on our business, financial condition and results of operations.

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Our results of operations have been and could be in the future adversely affected as a result of asset impairments.

Our results of operations and financial condition have been and could be in the future adversely affected by impairments to goodwill, other intangible assets, receivables, long-lived assets or investments. For example, when we acquire a business, we record goodwill in an amount equal to the amount we paid for the business minus the fair value of the net tangible assets and other identifiable intangible assets of the acquired business. Goodwill and other intangible assets that have indefinite useful lives cannot be amortized, but instead must be tested at least annually for impairment.

As a result of our acquisitions of Sundry, Stateside and Bailey, our goodwill and intangible assets as of June 30, 2024 were $9.0 and $8.5 million, respectively. During the six months ended June 30, 202 and years ended December 31, 2023 and 2022, we recorded impairment expense of $0, $0 and $15.5 million pertaining to the goodwill and intangible assets. Any future impairments, including impairments of goodwill, intangible assets, long-lived assets or investments, could have a material adverse effect on our financial condition and results of operations for the period in which the impairment is recognized.

We may require additional funding for our growth plans, and such funding may result in a dilution of your investment.

We attempted to estimate our funding requirements in order to implement our growth plans. If the costs of implementing such plans should exceed these estimates significantly or if we come across opportunities to grow through expansion plans which cannot be predicted at this time, and our funds generated from our operations prove insufficient for such purposes, we may need to raise additional funds to meet these funding requirements.

These additional funds may be raised by issuing equity or debt securities or by borrowing from banks or other resources. We cannot assure you that we will be able to obtain any additional financing on terms that are acceptable to us, or at all. If we fail to obtain additional financing on terms that are acceptable to us, we will not be able to implement such plans fully if at all. Such financing even if obtained, may be accompanied by conditions that limit our ability to pay dividends or require us to seek lenders’ consent for payment of dividends, or restrict our freedom to operate our business by requiring lender’s consent for certain corporate actions.

Further, if we raise additional funds by way of a rights offering or through the issuance of new shares, any shareholders who are unable or unwilling to participate in such an additional round of fund raising may suffer dilution in their investment.

Risks Related to This Offering and Ownership of Our Securities

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering, which will provide us only limited working capital.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and the repayment of the 2023 Notes, and as a result may need to raise additional funds, which may not be available or available on terms acceptable to us.

Our management has broad discretion in using the net proceeds from this offering.

Our management will have broad discretion with respect to the use of proceeds from this offering. See “Use of Proceeds.” We cannot, with any assurance, be more specific at this time. We will have broad discretion in the timing of the expenditures and application of proceeds received in this offering. If we fail to apply the net proceeds effectively, we may not be successful in bringing our current or proposed products to market. You will not have the opportunity to evaluate all of the economic, financial or other information upon which we may base our decisions to use the net proceeds from this offering. We may use the proceeds of this offering in ways that do not increase our operating results or enhance the value of our Common Stock.

The price of our common stock has in the past and may in the future fluctuate substantially.

The market price of our common stock has in the past and could in the future be extremely volatile.

From May 2021 to September 6, 2024, the high and low prices of our common stock as quoted on the NasdaqCM (which gives effect to a 1-100 reverse stock split effected by the Company in November 2022 and the 1-25 reverse stock split effected by the Company in August 2023) was $14,925 and $0.73, respectively. The future market price of our common stock may be significantly affected by factors, such as:

●	market conditions affecting the apparel industries;

●	quarterly variations in our results of operations;

●	changes in government regulations;

●	the announcement of acquisitions by us or our competitors;

●	changes in general economic and political conditions;

●	volatility in the financial markets;

●	results of our operations and the operations of others in our industry;

●	changes in interest rates;

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●	threatened or actual litigation and government investigations;

●	the addition or departure of key personnel;

●	actions taken by our stockholders, including the sale or disposition of their shares of our common stock; and

●	differences between our actual financial and operating results and those expected by investors and analysts and changes in analysts’ recommendations or projections.

These and other factors may lower the market price of our common stock, regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the public offering price.

Furthermore, in recent years the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies. The changes frequently appear to occur without regard to the operating performance of the affected companies. Hence, the price of our common stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the price of our common stock and materially affect the value of your investment.

In the past, securities class action litigation often has been instituted against companies following periods of volatility in the market price of their securities. This type of litigation, if directed at us, could result in substantial costs and a diversion of management’s attention and resources.

If we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, which could adversely affect the market price of our common stock.

We are not currently required to comply with Section 404 of the Sarbanes-Oxley Act, and are therefore not required to make an assessment of the effectiveness of our internal control over financial reporting for that purpose. We have identified material weaknesses in our internal control over financial reporting. These material weaknesses relate to the fact that we do not maintain a comprehensive policies and procedures manual designed to establish internal controls over financial reporting to reduce the risk of publishing materially misstated financial statements, as well as define responsibilities and segregate incompatible duties to reduce the risk of unauthorized transactions.

We are in the process of taking steps intended to remedy these material weaknesses, and we will not be able to fully address these material weaknesses until these steps have been completed. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Controls and Procedures” for information regarding our remediation efforts.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. A material weakness is defined in the standards established by the Public Company Accounting Oversight Board (United States) as a deficiency, or an acquisition of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. In addition, we were required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, at the time of our second annual report on Form 10-K, which was for our year ending December 31, 2023. We intend to begin the process of designing, implementing and testing the internal control over financial reporting required to comply with this obligation upon the completion of this offering, which process is time consuming, costly and complex. If we fail to increase and maintain the number and expertise of our staff for our accounting and finance functions and to improve and maintain internal control over financial reporting adequate to meet the demands that will be placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act of 2002, or the Sarbanes- Oxley Act, we may be unable to report our financial results accurately and prevent fraud. In addition, we cannot be certain that any such steps we undertake will successfully remediate the material weaknesses or that other material weaknesses and control deficiencies will not be discovered in the future. If our remediation efforts are not successful or other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately or on a timely basis, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause our stock price to decline. As a result of such failures, we could also become subject to investigations by NasdaqCM, the SEC, or other regulatory authorities, and become subject to litigation from investors and stockholders, any of which could harm our reputation and financial condition, and divert financial and management resources. Even if we are able to report our consolidated financial statements accurately and timely, if we do not make all the necessary improvements to address the material weaknesses, continued disclosure of our material weaknesses will be required in future filings with the SEC, which could reduce investor confidence in our reported results and our cause our stock price to decline.

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We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our common stock may be less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an emerging growth company, as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. Those exemptions include, but are not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements in our periodic reports and proxy statements, and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements. We have elected to adopt these reduced disclosure requirements. We may take advantage of these provisions until we are no longer an emerging growth company.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, reduced disclosure obligations regarding executive compensation. Furthermore, as long as we are neither a “large accelerated filer” nor an “accelerated filer,” as a smaller reporting company, we would not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

The market price of our common stock could decline significantly as a result of sales of a large number of shares of our common stock in the market after this offering. These sales, or the perception that these sales might occur, could depress the market price of our common stock or make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. We may also sell additional shares of common stock or securities convertible into or exercisable or exchangeable for common stock in subsequent public or private offerings or other transactions, which may adversely affect the market price of our common stock.

Provisions in our sixth amended and restated certificate of incorporation and bylaws and under Delaware law could discourage a takeover that stockholders may consider favorable.

Our sixth amended and restated certificate of incorporation and amended and restated bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable because they, among other things:

●	establish a supermajority voting requirement of at least 66 2∕3% of the outstanding voting stock in order to amend certain provisions in our sixth amended and restated certificate of incorporation, which makes it more difficult for stockholders to eliminate anti- takeover provisions;

●	eliminate stockholder-initiated action by written consent in lieu of a meeting, which hampers the ability of stockholders to take action during the interim periods between annual meetings of stockholders; and

●	require the written request of stockholders holding an aggregate of 25% of shares of our common stock in order for stockholders to call a special meeting, which together with the elimination of stockholder action by written consent described above, makes it very difficult for stockholders to take action during the interim periods between annual meetings of stockholders.

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As a Delaware corporation, we are also subject to the Delaware anti-takeover provisions contained in Section 203 of the Delaware General Corporation Law. Under Delaware law, a corporation may not engage in a business acquisition with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on this provision to prevent or delay an acquisition of us.

Our sixth amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our sixth amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders;

●	any action asserting a claim against us or our directors, officers or other employees arising under the Delaware General Corporation Law, our sixth amended and restated certificate of incorporation or our bylaws;

●	any action or proceeding to interpret, apply, enforce or determine the validity of our sixth amended and restated certificate of incorporation or our bylaws;

●	any action or proceeding as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; or

●	any action asserting a claim against us or our directors, officers or other employees that is governed by the “internal affairs doctrine” as that term is defined in Section 115 of the Delaware General Corporation Law.

Our sixth amended and restated certificate of incorporation further provides that unless the Company consents in writing to the selection of an alternative forum, the U.S. federal district courts have exclusive jurisdiction of the resolution of any complaint asserting a cause of action arising under the Securities Act. The enforceability of similar exclusive federal forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and while the Delaware Supreme Court has ruled that this type of exclusive federal forum provision is facially valid under Delaware law, there is uncertainty as to whether other courts would enforce such provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

This exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this exclusive forum provision of our sixth amended and restated certificate of incorporation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find this choice of forum provision in our sixth amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions. Additional costs associated with resolving an action in other jurisdictions could materially adversely affect our business, financial condition and results of operations.

We do not expect to pay any dividends in the foreseeable future.

We intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, the limits imposed by the terms of our credit facility and such other factors as our board of directors deems relevant. Accordingly, investors in our common stock may need to sell their shares to realize a return on their investment in our common stock, and investors may not be able to sell their shares at or above the prices paid for them.

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If securities analysts do not publish favorable reports about us or if we, or our industry, are the subject of unfavorable commentary, the price of our common stock could decline.

The trading price for our common stock will depend in part on the research and reports about us that are published by analysts in the financial industry. Analysts could issue negative commentary about us or our industry, or they could downgrade our common stock. We may also not receive sufficient research coverage or visibility in the market. Any of these factors could result in the decline the trading price of our common stock, causing investors in our common stock to lose all or a portion of their investment.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by a reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, a reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that a reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

Our common stock (and our warrants) may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

Our common stock and warrants may be subject to “penny stock” rules (generally defined as non-exchange traded stock with a per-share price below $5.00) in the future. While our common stock and warrants are currently not considered “penny stock” since they are listed on the NasdaqCM, if we are unable to maintain that listing and our common stock and warrants are no longer listed on the NasdaqCM, unless we maintain a per-share price above $5.00, our common stock and warrants will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

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●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock or our warrants and may affect your ability to resell our common stock and our warrants.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock or our warrants will not be classified as a “penny stock” in the future.

Our certificate of incorporation grants our board of directors the authority to issue a new series of preferred stock without further approval by our shareholders, which could adversely affect the rights of the holders of our common shares.

Our board of directors has the power to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the power to issue preferred stock without further shareholder approval, subject to applicable listing regulations. As a result, our board of directors could authorize the issuance of new series of preferred stock that would grant to holders thereof certain rights in preference to the rights of our common stockholders to:

●	our assets upon liquidation;

●	receive dividend payments ahead of holders of common shares;

●	the redemption of the shares, together with a premium, prior to the redemption of our common shares;

●	vote to approve matters as a separate class or have more votes per share relative to shares of common stock.

In addition, our board of directors could authorize the issuance of new series of preferred stock that is convertible into our common shares, or may also authorize the sale of additional shares of authorized common stock, which could decrease the relative voting power of our common shares or result in dilution to our existing shareholders.

If we are unable to obtain additional funding when needed, our business operations will be harmed, and if we do obtain additional financing, our then-existing shareholders may suffer substantial dilution.

Our working capital needs may change. We anticipate that if our cash and cash equivalents are insufficient to satisfy our liquidity requirements, we will require additional funding to sustain our ongoing operations and to continue our research and development activities. We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all, if needed. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to conduct business operations. If we are unable to obtain additional financing to finance a revised growth plan, we will likely be required to curtail such plans or cease our business operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Changes in accounting principles and guidance, or their interpretation, could result in unfavorable accounting charges or effects, including changes to our previously filed financial statements, which could cause our stock price to decline.

We prepare our financial statements in accordance with GAAP. These principles are subject to interpretation by the SEC and various bodies formed to interpret and create appropriate accounting principles and guidance. A change in these principles or guidance, or in their interpretations, may have a significant effect on our reported results and retroactively affect previously reported results.

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The ability of our stockholders to take legal action against our directors and officers is restricted.

Our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) outlines provisions for indemnifying our directors and officers to the fullest extent permitted by Delaware law, except to the extent such immunity or limitation is disallowed under the DGCL, as it currently stands or may be amended in the future. Under our Bylaws (the “Bylaws”), we are obligated to indemnify each director or officer who becomes involved in legal proceedings due to their service in those capacities, to the maximum extent allowed by Delaware law. This indemnification covers any claims or liabilities incurred by such individuals in connection with their status as present or former directors or officers of our company or serving in other designated capacities. Additionally, we may be required to reimburse reasonable expenses incurred by our current and former directors and officers in relation to such proceedings. Consequently, both we and our stockholders may have more limited rights to recover monetary damages from our directors and officers compared to scenarios where these provisions are not present in our Bylaws, or compared to other companies. This limitation could constrain your recourse in situations that are not in our company’s best interests.

If we are not able to comply with the applicable continued listing requirements or standards of NasdaqCM, NasdaqCM could delist our common stock.

Our common stock is listed on the NasdaqCM. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

On May 31, 2022, we received a letter from the Listing Qualifications Staff (the “Staff”) of Nasdaq indicating that the bid price of our common stock had closed below $1.00 per share for 30 consecutive business days and, as a result, we are not in compliance with Nasdaq Listing Rule 5550(a)(2), which sets forth the minimum bid price requirement for continued listing on the Nasdaq Capital Market (the “Minimum Bid Requirement”).

Nasdaq’s notice has no immediate effect on the listing of common stock on Nasdaq. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were afforded a 180-calendar day grace period, through November 28, 2022, to regain compliance with the bid price requirement. Compliance can be achieved by evidencing a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days (but generally not more than 20 consecutive business days) during the 180-calendar day grace period.

If we did not regain compliance with the bid price requirement by November 28, 2022, we were eligible for an additional 180-calendar day compliance period so long as it satisfies the criteria for initial listing on the Nasdaq Capital Market and the continued listing requirement for market value of publicly held shares and we provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. In the event we were not eligible for the second grace period, the Nasdaq staff would provide written notice that our Common Stock is subject to delisting; however, we may request a hearing before the Nasdaq Hearings Panel (the “Panel”), which request, if timely made, would stay any further suspension or delisting action by the Staff pending the conclusion of the hearing process and expiration of any extension that may be granted by the Panel.

On January 19, 2022, we received a letter from the Listing Qualifications Department of the Nasdaq notifying us that our common stock Market Value of Listed Securities (“MVLS”) had been below the minimum $35,000,000 required for continued inclusion as set forth in Nasdaq Listing Rule 5550(b)(2) (“MVLS Requirement”).

The letter also stated that we would be provided 180 calendar days, or until July 18, 2022, to regain compliance with the MVLS Requirement (“Compliance Period”). If we did not regain compliance within the Compliance Period, we would receive a written notification from Nasdaq that our securities are subject to delisting. At that time, we could appeal the delisting determination to a Hearings Panel.

On July 21, 2022, we received a letter from Nasdaq stating that the Company had not regained compliance with the MVLS Standard, since our common stock was below the $35 million minimum MVLS requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2)(the “MLVS Rule”) and had not been at least $35 million for a minimum of 10 consecutive business days at any time during the 180-day grace period granted to us.

Pursuant to the Letter, unless we requested a hearing to appeal this determination by 4:00 p.m. Eastern Time on July 28, 2022, our Common Stock would be delisted from The Nasdaq Capital Market, trading of our Common Stock would be suspended at the opening of business on August 1, 2022, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which would have remove our securities from listing and registration on Nasdaq.

On July 27, 2022, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Letter on July 21, 2022. The request for a hearing was granted and held on September 8, 2022.

On September 21, 2022, the Nasdaq Listing Qualifications Panel (the “Hearings Panel”) granted the Company an extension until January 17, 2022, to demonstrate compliance with Listing Rule 5550(b)(1) to allow continued listing requirement of The Nasdaq Capital Market, conditioned upon achievement of certain milestones included in a plan of compliance which the Company previously submitted to the Hearings Panel. On November 29, 2022, Nasdaq formally notified the Company that it had regained compliance with the Bid Price Rule.

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On November 3, 2022, the Company received notice from the Staff that the Company’s bid price had closed below $0.10 per share for the preceding ten consecutive trading days, in contravention of Nasdaq Listing Rule 5810(3)(A)(iii) and, as a result, the Panel would consider the deficiency as an additional basis for delisting.

Effective as of 5:00 pm EST on November 3, 2022, the Company implemented a reverse stock split at a ratio of 1-for-100 shares, which the Company believed would remedy both the $0.10 threshold price deficiency and the $1.00 bid price deficiency cited by the Staff. In order to evidence compliance with Nasdaq’s bid price criteria, the Company must evidence a closing bid price of at least $1.00 per share for a minimum of 10 (though generally not more than 20) consecutive business days. As of the close of business on November 11, 2022, the Company had evidenced a closing bid price in excess of $1.00 per share for six consecutive business days.

On January 17, 2023, the Company was notified by the Panel that the Company had evidenced compliance with all applicable requirements for continued listing on The Nasdaq Capital Market, including the $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b). The Company remained subject to a “Panel Monitor,” as that term is defined by Nasdaq Listing Rule 5815(d)(4)(A), through January 17, 2024.

On May 23, 2023, the Company received a letter (the “Letter”) the Staff of Nasdaq notifying the Company that the Staff has determined to delist the Company’s common stock from Nasdaq based on the Company’s failure to comply with the listing requirements of Nasdaq Rule 5550(b)(1) as a result of the Company’s stockholders’ deficit for the period ended June 30, 2023, as demonstrated in the Company’s Quarterly Report on Form 10-Q filed on May 22, 2023, while the Company was under a Panel Monitor as had been previously disclosed. The Letter stated that the Company’s securities would be subject to delisting unless the Company timely requests a hearing before the Panel. Accordingly, the Company timely requested a hearing before a Panel. The hearing request automatically stayed any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. At the hearing, the Company presented its plan for regaining and sustaining compliance with all applicable requirements for continued listing on The Nasdaq Capital Market.

On July 27, 2023, the Company received a letter (the “Determination”) from the Staff notifying the Company that the Panel granted the Company’s request to continue listing on Nasdaq, subject to the Company’s demonstration of compliance: (i) with the bid price rule by evidencing a closing bid price of $1 or more per share for a minimum of ten consecutive trading sessions on or before September 6, 2023, and (ii) with the $2.5 million stockholders’ equity requirement, set forth in Listing Rule 5550(b)(1), on or before September 15, 2023.

In addition to the Company’s efforts to improve its stockholders’ equity, the Company effected a reverse stock split of the Company’s outstanding common stock at an exchange ratio of 1-for-25 on August 22, 2023 to achieve the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of Nasdaq.

On September 20, 2023, the Company was formally notified by Nasdaq that it had evidenced full compliance with all requirements for continued listing on The Nasdaq Capital Market, including the bid price requirement and the Equity Rule.

The Company was to remain subject to a “Panel Monitor” as that term is defined under Nasdaq Listing Rule 5815(d)(4)(A), through September 20, 2024. Under the terms of the Panel Monitor, in the event the Company fails to satisfy any requirement for continued listing on The Nasdaq Capital Market during the monitoring period, the Company will be required to request a hearing before the Panel in order to maintain its listing rather than taking the interim step of submitting a compliance plan for the Nasdaq Listing Qualifications Staff’s (the “Staff”) review or receiving any otherwise applicable grace period.

In the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 15, 2024, the Company reported stockholders’ equity of $1,602,592 and, therefore, no longer complied with the Equity Rule. On April 22, 2024, Nasdaq notified the Company that, given the Panel Monitor, unless the Company timely requests a hearing before a Panel, the Company’s securities would be subject to delisting from Nasdaq. Accordingly, the Company timely requested a hearing before the Panel, which request automatically stayed any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. In that regard, pursuant to the Listing Rules, the Panel has the authority to grant an additional extension period not to exceed October 21, 2024.

On May 20, 2024, the Company filed with the SEC its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, which reflected stockholders’ equity of approximately $2.98 million. Subsequent to quarter-end, on May 7, 2024, the Company raised approximately $3.2 million from the exercise of approximately 1.03 million warrants at an exercise price of $3.13. As a result of that warrant transaction, the Company believed it continued to have stockholders’ equity in excess of the minimum $2.5 million stockholders’ equity requirement set forth in Equity Rule.

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As previously reported, on April 22, 2024, the Company received a letter from the Staff notifying the Company that it did not comply with the Equity Rule due to its reporting less than $2.5 million in stockholders’ equity as of December 31, 2023. The Company subsequently requested a hearing before the Panel to address the deficiency.

On June 3, 2024, the Company was notified by Nasdaq that the Company had cured its equity deficiency. The Panel determined to extend the Panel Monitor until June 3, 2025. Under the terms of the Panel Monitor, in the event the Company fails to satisfy any requirement for continued listing on The Nasdaq Capital Market during the monitoring period, the Company will be required to request a hearing before the Panel in order to maintain its listing rather than taking the interim step of submitting a compliance plan for the Staff’s review or receiving any otherwise applicable grace period.

On October 2, 2024, the Company received a letter from the Staff of Nasdaq notifying the Company that the Staff has determined to delist the Company’s common stock from Nasdaq at the opening of business on October 11, 2024, based on the Company’s failure to maintain a minimum bid price of $1 per share per Listing Rule 5550(a)(2), unless the Company requested an appeal of such determination by October 9, 2024. The Company submitted the appeal request to Nasdaq by October 9, 2024. Nasdaq granted a hearing of the appeal to be held on December 3, 2024.

Between October 3, 2024 and October 15, 2024, the Company issued 1,311,345 shares of the Company’s common stock (the “Shares”) to a certain note holder upon conversion of a portion of their promissory note originally issued by the Company on or around October 1, 2023 (the “Note”). On October 16, 2024, the Company became aware that the issuance of the Shares was in error and not permitted under the terms of the Note due to the requirement thereunder that stockholder approval be obtained prior to the issuance of more than 19.9% of the Company’s pre-transaction shares outstanding upon conversion(s) of the Note, as referenced and specifically required under Nasdaq Listing Rule 5635(d). The Company then notified the note holder that the Shares must be returned to the Company’s transfer agent for cancellation. Accordingly, the note holder is in the process of returning the Shares to the Company’s transfer agent for cancellation. Upon cancellation of the Shares, the Company’s issued and outstanding common stock count will decrease by 1,311,345 shares. The Company is in communications with The Nasdaq Stock Market LLC regarding the aforementioned erroneous issuance of the Shares and subsequent remediation actions. The Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC may issue a delisting notice to the Company regarding the Company’s non-compliance with Nasdaq Listing Rule 5635(d), which would serve as an additional basis for the delisting of the Company’s securities from Nasdaq.

If our Common Stock and warrants cease to be listed for trading on the Nasdaq Capital Market, we would expect that our Common Stock and warrants would be traded on one of the three tiered marketplaces of the OTC Markets Group. If Nasdaq were to delist our common stock and warrants, it would be more difficult for our stockholders to dispose of our common stock or warrants and more difficult to obtain accurate price quotations on our common stock or warrants. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock or warrants are not listed on a national securities exchange. The OTC Markets (the “OTC Mkts”) are generally regarded as a less efficient trading market than the NASDAQ Capital or Global Markets or the New York Stock Exchange.

Although the OTC Mkts do not have any listing requirements, to be eligible for quotation on the OTC Mkts, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. If we are delisted to the OTC Mkts and no market is ever developed for our common stock or warrants, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.

In addition, we cannot assure you our securities will meet the continued listing requirements to be listed on Nasdaq in the future. If Nasdaq delists our common stock from trading on its exchange, we could face significant material adverse consequences including:

● a limited availability of market quotations for our securities;

● a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

● a limited amount of news and analyst coverage for our company; and

● a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain compliance with all applicable continued listing requirements for the Nasdaq Capital Market and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, our ability to obtain financing to repay debt and fund our operations.

We could fail to maintain compliance with any Nasdaq listing requirements, which could negatively affect the market price of our common stock, our liquidity and our ability to raise capital.

Currently, our Common Stock and Class A Warrants trade on The Nasdaq Capital Market under the symbols “DBGI” and “DBGIW,” respectively. If we fail to maintain compliance with any Nasdaq listing requirements, our common stock and/or Class A Warrants could be delisted from the Nasdaq Capital Market. This could severely limit the liquidity of our common stock and/or Class A Warrants, and your ability to sell the common stock and/or warrants issued pursuant to this offering on the secondary market.

The best-efforts structure of this offering may have an adverse effect on our business plan.

The Placement Agent is offering the securities in this offering on a “best-efforts” basis. The Placement Agent is not required to purchase any securities, but will use its best efforts to sell the securities offered. As a “best-efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or will result in any proceeds being made available to us. The success of this offering will impact our ability to use the proceeds to execute our business plan. We may have insufficient capital to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

Future sales of our common stock may depress our share price.

As of October 23, 2024, we had 9,581,783 shares of our common stock outstanding. Sales of a number of shares of common stock in the public market or issuances of additional shares pursuant to the exercise of our outstanding warrants, or the expectation of such sales or exercises, could cause the market price of our common stock to decline. We may also sell additional shares of common stock or securities convertible into or exercisable or exchangeable for common stock in subsequent public or private offerings or other transactions, which may adversely affect the market price of our common stock.

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Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our charter allows us to issue up to 1,000,000,000 shares of our common stock and up to 10,000,000 shares of preferred stock. To raise additional capital, we may in the future sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Other than amounts required to be paid to certain lenders, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

If you purchase our shares of common stock in this Offering, you will experience immediate and substantial dilution in the net tangible book value of your shares of common stock (if you exercise the Pre-Funded Warrants). In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

Because the price per share of our common stock being offered hereunder is higher than the pro forma as-adjusted net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this Offering.

Based on an assumed offering price of $0.23 per share, and the pro forma net tangible book value per share of our common stock of ($1.31) as of June 30, 2024, if you purchase shares in this offering you will suffer dilution of $0.49 per share with respect to the net tangible book value per share of the common stock, which will be ($0.26) per share following the offering on a pro forma as adjusted basis. See the section of this prospectus entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our shares in this offering.

This offering may cause the trading price of our common stock to decrease.

The number of shares of common stock underlying the securities we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Pre-Funded Warrants issued in connection with the offering will have on the market price of our common stock from time to time.

Holders of Pre-Funded Warrants will have no rights as a common stockholder until such holders exercise their Pre-Funded Warrants and acquire our common stock, except as set forth in the Pre-Funded Warrants.

Until holders of Pre-Funded Warrants acquire shares of our common stock upon exercise of the Pre-Funded Warrants, as the case may be, holders of Pre-Funded Warrants will have no rights with respect to the shares of our common stock underlying such Pre-Funded Warrants, except as set forth in the Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Absence of a public trading market for the Pre-Funded Warrants may limit your ability to resell the Pre-Funded Warrants.

There is no established trading market for the Pre-Funded Warrants to be issued pursuant to this offering, and they will not be listed for trading on Nasdaq or any other securities exchange or market, and the Pre-Funded Warrants may not be widely distributed. Purchasers of the Pre-Funded Warrants may be unable to resell the Pre-Funded Warrants or sell them only at an unfavorable price for an extended period of time, if at all.

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Since the Pre-Funded Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Pre-Funded Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Pre-Funded Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Pre-Funded Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, and the Inflation Reduction Act of 2022 may adversely impact us and the value of the Common Stock, the Pre-Funded Warrants, and the Common Stock underlying such Pre-Funded Warrants.

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect us or holders of the Common Stock, the Pre-Funded Warrants, or the Common Stock underlying such Pre-Funded Warrants. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact our financial performance and the value of the Common Stock, the Pre-Funded Warrants, or the Common Stock underlying such Pre-Funded Warrants. Additionally, states in which we operate or own assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its impact on us and holders of the Common Stock, the Pre-Funded Warrants, or the Common Stock underlying such Pre-Funded Warrants is uncertain.

In addition, the Inflation Reduction Act of 2022 includes provisions that will impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that will impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that would be imposed on the corporation repurchasing such stock. It is unclear how this legislation will be implemented by the U.S. Department of the Treasury and we cannot predict how this legislation or any future changes in tax laws might affect us or holders of the Common Stock, the Pre-Funded Warrants, or the Common Stock underlying such Pre-Funded Warrants.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement. Additionally, in connection with this offering, we may agree to amend the terms of certain of our outstanding warrants held by certain significant purchasers in this offering who will enter into the securities purchase agreement. Any such amendments may, among other things, decrease the exercise prices to be the same as the exercise prices of the securities offered in this offering, or increase the term of exercise of those warrants.

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The Pre-Funded Warrant provides that courts of the State of New York and of the United States of America, in each case sitting in the City and County of New York, will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Section 5 of the Pre-Funded Warrant provides that “[e]ach party agrees that all legal proceedings concerning the interpretations, enforcement, and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees, or agents) shall be commenced exclusively in the courts of the State of New York and of the United States of America, in each case sitting in the City and County of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.”

However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and you will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Therefore, this provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

The exclusive forum provision in the Pre-Funded Warrant will not relieve us of our duty to comply with the federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us or our directors, officers or other employees. In addition, shareholders who do bring a claim in the state or federal court in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The state or federal court of the State of Delaware may also reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our shareholders. However, the enforceability of similar exclusive forum provisions in other companies’ Warrants have been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in the Pre-Funded Warrant to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

By purchasing Pre-Funded Warrants in this offering, you are bound by the fee-shifting provision contained in the Pre-Funded Warrants, which may discourage you to pursue actions against us and could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

Section 5 of the Pre-Funded Warrants provide that “[i]f either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit, or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such action or proceeding.”

NOTWITHSTANDING, THE FEE SHIFTING PROVISION CONTAINED IN THE RESTATED CERTIFICATE OF INCORPORATION AND PRE-FUNDED WARRANTS WOULD NOT APPLY TO “INTERNAL CORPORATE CLAIMS” AS DEFINED IN SECTION 109(B) OF THE DELAWARE GENERAL CORPORATION LAW.

The phrase “attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 5 of Pre-Funded Warrants, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 5 of Pre-Funded Warrants, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 5 of Pre-Funded Warrants, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claim against us, in accordance with the dispute resolution provisions contained in Section 5 of Pre-Funded Warrants, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 5 of Pre-Funded Warrants could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN SECTION 5 OF PRE-FUNDED WARRANTS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE RESTATED CERTIFICATE OF INCORPORATION, AND PRE-FUNDED WARRANTS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

Effective June 30, 2020, the SEC implemented Regulation Best Interest requiring that “A broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under FINRA “suitability rules. FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending securities to their customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and for retail customers determine the investment is in the customer’s “best interest” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy speculative, low-priced securities. They may affect investing in our common stock and Class A Warrants, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in our common stock and Class A Warrants, reducing a stockholder’s ability to resell our common stock and Class A Warrants.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $4,346,242.00 (assuming the sale of all the shares offered hereby at the assumed public offering price of $0.23 per share, which represents the closing sale price of our Common Stock on Nasdaq on October 15, 2024, and assuming no issuance of Pre-Funded Warrants), after deducting cash expenses relating to this offering payable by us estimated at $653,758.00, including Placement Agent fees of $515,950 and offering expenses of $137,808.00. The following presents our use of proceeds if 100%, 75%, 50% or 25% of the shares are sold.

	100% of Shares Sold	% of Total	75% of Shares Sold	% of Total	50% of Shares Sold	% of Total	25% of Shares Sold	% of Total
Gross Proceeds from Offering	$5,000,000	100.0%	$3,750,000	100.0%	$2,500,000	100.0%	$1,250,000	100.0%

Use of Proceeds
Placement Agent Fees and Expenses	$515,950	10.3%	$403,450	10.8%	$290,950	11.6%	$178,450	14.3%
Offering Expenses	$137,808.00	2.8%	$137,808.00	3.7%	$137,808.00	5.5%	$137,808.00	11.0%
Repayment of Promissory Notes	$1,300,000	26.0%	$1,300,000	34.6%	$1,300,000	52.0%	$933,699.56	74.7%
Working Capital and General Corporate Purposes	$3,046,242.00	60.9%	$1,908,742.00	50.9%	$771,242.00	30.9%	$0	0.0%
Total Use of Proceeds	$5,000,000	100.0%	$3,750,000	100.0%	$2,500,000	100.0%	$1,250,000	100.0%

We intend to use the net proceeds from the offering for working capital and general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, potential acquisitions of or investments in businesses, products and technologies that complement our business, and to repay up to $1,300,000 of principal and interest on certain promissory notes originally issued on or around April 7, 2023, which were restated on or around October 1, 2023 (the “2023 Notes”). The 2023 Notes, as restated, accrued interest at 0% through the restated maturity date of January 1, 2024, and 30% thereafter. The Company and the holders of the 2023 Notes entered into a settlement and mutual release agreement with respect to the 2023 Notes on or around May 24, 2024 (the “Settlement Agreements”), which extended the payment date to September 30, 2024, and ceased the accrual of interest. The payment date under the Settlement Agreements was further extended to October 31, 2024, pursuant to those certain amendments to the Settlement Agreements entered into between the Company and the holders of the 2023 Notes. As of October 1, 2024, the total amounts owed under the 2023 Notes pursuant to the Settlement Agreements, as amended, is approximately in the amount of $1,300,000. Notwithstanding the foregoing, we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus.

Our management will have broad discretion as to the allocation of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering.

Each $0.10 increase (decrease) in the assumed public offering price of $0.23 per share would increase (decrease) the net proceeds to us from this offering by approximately $1.98 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated placement agent commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1.0 million in the number of shares offered by us would increase (decrease) the net proceeds to us from this offering by approximately $0.21 million, assuming the assumed public offering price remains the same, and after deducting the estimated placement agent commissions and estimated offering expenses payable by us. We do not expect that a change in the public offering price or the number of shares by these amounts would have a material effect on our uses of the proceeds from this offering, although it may accelerate the time at which we will need to seek additional capital.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2024 on an actual basis.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and related notes appearing in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed on August 19, 2024; and our Annual Report on Form 10-K/A filed on June 3, 2024, for the fiscal year ended December 31, 2023, which are incorporated by reference in this prospectus.

As of June 30, 2024
Actual
(Unaudited)
Cash and cash equivalents	$92,794

Stockholders’ equity:
Undesignated preferred stock, $0.0001 par, 10,000,000 shares authorized	–
Series A convertible preferred stock, $0.0001 par, 6,300 shares issued and outstanding as of June 30, 2024	1
Series C convertible preferred stock, $0.0001 par, 1,744 shares issued and outstanding as of June 30, 2024	1
Common stock, $0.0001 par, 1,000,000,000 shares authorized, 2,282,332 issued and outstanding as of June 30, 2024	226

Additional paid-in capital	120,916,777
Accumulated deficit	(118,188,665)
Total stockholders’ equity	2,728,340
Total capitalization	$2,728,340

DETERMINATION OF OFFERING PRICE

The final offering price of the securities we are offering will be negotiated among us, the placement agent and the investors in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include:

●	the information in this prospectus and otherwise available to us, including our financial information;

●	the history and the prospects for the industry in which we compete;

●	the ability of our management;

●	the prospects for our future earnings;

●	the present state of our development and our current financial condition;

●	the general condition of the economy and the securities markets in the United States at the time of this offering;

●	the market price of our common stock listed on the Nasdaq Capital Market;

●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●	other factors as were deemed relevant.

Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

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MARKET PRICE AND DIVIDEND POLICY

Our Common Stock and Class A Warrants trade on The Nasdaq Capital Market under the symbols “DBGI” and “DBGIW,” respectively. On October 15, 2024, the last reported sale price of our Common Stock was $0.23 per share and Class A Warrants was $12.50 per share.

Holders of Record

As of October 15, 2024, we had approximately 63 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.

Dividends

We have not declared or paid dividends to stockholders since inception and do not plan to pay cash dividends in the foreseeable future. We currently intend to retain earnings, if any, to finance our growth.

Recent Sales of Unregistered Securities

During the three fiscal years and interim period preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. Each of the transactions described below was conducted in reliance upon the exemptions from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

On August 21, 2023, the Registrant filed a Certificate of Amendment to its Certificate of Incorporation, as amended, to effect a one-for-twenty-five (1-for-25) reverse stock split effective August 22, 2023. All share and per share information in this Item 15 has been adjusted to reflect this reverse stock split.

In November 2021, we issued an aggregate 5,200 shares of common stock to Oasis Capital and FirstFire pursuant to waivers and consents in connection with the November note.

In December 2021, we issued an aggregate of 7,658 shares of common stock pursuant to consulting agreements.

During the year ended December 31, 2022, the Company issued an aggregate of 79,807 shares of common stock pursuant to the conversion of the FirstFire and Oasis Notes.

In April 2022, in connection with the April note agreement, the Company granted warrants to acquire 503 shares of common stock at an exercise price of $3,050.00 per share expiring in April 2027.

In July 2022, in connection with the July 22 and July 28 notes, the Company issued an aggregate of 1,645 and 1,106 warrants to purchase common stock at an exercise price of $380 and $282.50 per share, respectively. The warrants expire in July 2027.

In September 2022, the Company issued 30 shares of common stock pursuant to a consultant agreement at a fair value of $123,000.

In October 2022 the Company issued 6,300 shares of Series A Convertible Preferred Stock to a lender in satisfaction of $6.25 million of indebtedness owed

In November 2022, the Company issued 72,727 Class B Warrants and 72,727 Class C Warrants to an accredited investor. Each Class B Warrant has an exercise price of $131.25 per share, is immediately exercisable upon issuance, and expires five years after issuance. Each Class C Warrant has an exercise price of $131.25 per share, is immediately exercisable upon issuance, and expires thirteen months after issuance. The Company also granted the 5,455 warrants to a placement agent, which are exercisable 180 days after issuance and expire in five years.

In November 2022, the Company granted 1,760 warrants to purchase common stock at an exercise price of $125.00 to a lender in connection with its merchant advances.

As part of the Sundry acquisition, in December 2022, the Company issued 3,636 shares of common stock to the Sundry Sellers at a fair value of $1,000,000.

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In December 2022, in connection with the December Notes, the Company issued 2,400 shares of common stock.

In December 2022, in connection with the December Notes, the Company issued to the investors an aggregate of 18,779 warrants to purchase common stock at an exercise price equal to $106.50. The warrants are immediately exercisable.

In connection with the January 2023 Private Placement, the Company, entered into a Securities Purchase Agreement with a certain accredited investor, pursuant to which the Company agreed to issue and sell, in a private placement (the “January Private Placement”), an aggregate of 19,000 shares of the Company’s common stock (“Common Stock”), and accompanying warrants to purchase 19,000 shares of Common Stock, at a combined purchase price of $97.88 per share and Common Warrant, and (ii) the Company granted 32,086 pre-funded warrants which were immediately exercised for shares of common stock. The Company also granted an additional 51,086 warrants as part of the offering. Each warrant has an exercise price of $3.80 per share, is immediately exercisable upon issuance and expires five years after issuance. The Company also granted the placement agent 3,831 warrants to purchase common stock at an exercise price of $122.35 per share, which is immediately exercisable upon issuance and expires five years after issuance.

In January 2023, the Company issued 4,440 shares of common stock at a fair value of $322,300 to a former convertible noteholder pursuant to default provisions.

In March 2023, in connection with merchant advances, the Company granted 6,113 warrants to purchase common stock at an exercise price of $131.25. The warrants were immediately exercisable upon issuance and expire five years after issuance.

In March 2023, the Company issued an aggregate of 4,756 shares of common stock to Sundry executives based on their employment agreements with the Company. The fair value of $499,338, or $105.00 per share, as determined by the agreements, was included in general and administrative expenses in the consolidated statements of operations.

In May 2023, the Company entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”) with John Hilburn Davis IV, its Chief Executive Officer pursuant to which the Company agreed to issue and sell 1 share of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) for $25,000. The Series B Preferred Stock by its terms was automatically redeemed on August 21, 2023. On September 13, 2023, the Company filed a certificate of cancellation with the Secretary of State of the State of Delaware, effective as of the time of filing, cancelling the Series B Certificate of Designation, and thereby eliminating all Series B Preferred Stock.

In June 2023, the Company issued 78,103 shares of common stock in partial satisfaction of a settlement agreement regarding a dispute with the former owners of Harper & Jones LLC at a per share purchase price of $17.925.

In June 2023, the Company issued 5,761 shares of Series C Preferred Stock to the former owners of Sunnyside LLC a lender in satisfaction of approximately $5.8 million of indebtedness owed.

In September 2023, pursuant to the Company’s 2023 Stock Plan, certain qualified employees of the Company entered into a Stock Purchase Agreement and purchased in aggregate 63,000 restricted shares of common stock at a purchase price of $10.43 per share.

On or around September 5, 2023, the Company closed a private placement pursuant to a securities purchase agreement with a certain accredited investor, pursuant to which the Company agreed to issue and sell, in a private placement (the “September Private Placement”), (i) 32,000 shares of the Company’s Common Stock, (ii) 481,875 pre-funded warrants exercisable for 481,875 shares of Common Stock, (iii) Series A Warrants to purchase up to 513,875 shares of Common Stock (the “Series A Warrants”), and (iv) Series B Warrants to purchase up to 513,875 shares of Common Stock (the “Series B Warrants, and collectively with the Series A Warrants, the “Existing Warrants”), at a combined purchase price of $9.73 per unit, for aggregate gross proceeds from the September Private Placement of approximately $5 million. The Company received net proceeds of $3.8 million after deducting placement agent fees and offering expenses.

In September 2023, the Company issued 42,782 shares in accrued amounts owed to Sundry executives based on their employment agreements for a total value of $500,000.

In October 2023, 975 shares of Series C Convertible Preferred Stock converted into 54,394 shares of common stock.

In February 2024, the Company issued an aggregate of 52,994 shares of common stock to a marketing vendor for services. The fair value of $173,290 or $3.27 per share as determined by the agreements, was included in sales and marketing expenses in the consolidated statements of operations.

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In February 2024, the Company issued an aggregate of 15,589 shares of common stock to a vendor as conversion of accounts payable for a total value of $50,975.

In March 2024, 3,042 shares of Series C Convertible Preferred Stock converted into 169,711 shares of common stock.

On May 3, 2024, the Company entered into that certain inducement offer to exercise common stock purchase warrants with the Investor (the “Inducement Agreement”), pursuant to which (i) the Company agreed to lower the exercise price of the Existing Warrants to $3.13 per share and (ii) the Investor agreed to exercise the Existing Warrants into 1,027,750 shares of common stock (the “Exercise Shares”) by payment of the aggregate exercise price of $3,216,857. The closing occurred on May 7, 2024. The Company has issued 378,750 of the 1,027,750 shares of common stock underlying the Existing Warrants, with the balance to be held in abeyance, which abeyance shall be evidenced through the Existing Warrants and shall be deemed prepaid thereafter (including the cash payment in full of the exercise price), and exercised pursuant to a Notice of Exercise in the Existing Warrants (provided no additional exercise price shall be due and payable). The Company received the entire gross proceeds of $3,216,857 in May 2024, which represents the exercise of the entire 1,027,750 warrants at the $3.13 exercise price. The Company received net proceeds of $2,877,475 after placement agent fees and expenses. In addition, pursuant to the Inducement Agreement, the Company issued to the Investor a Series A-1 common share purchase warrant to purchase up to 1,027,750 shares of Common Stock (“Series A-1 Warrant”) and Series B-1 common share purchase warrant to purchase up to 1,027,750 shares of Common Stock (“Series B-1 Warrant”, and collectively with the Series A-1 Warrant, the “Warrants”) on May 7, 2024, each at an initial exercise price equal to $2.88 per share of Common Stock. The Series A-1 Warrant are exercisable immediately upon issuance and expires five and one-half (5.5) years following the issuance date and the Series B-1 Warrant are exercisable immediately upon issuance and expires fifteen (15) months following the issuance date. In connection with the Inducement Agreement, we entered into an engagement agreement with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which we have, among other things, issued to Wainwright’s designees warrants to purchase up to 77,081 shares of Common Stock (the “Wainwright Warrants”). The terms of the Wainwright Warrants are substantially the same as the terms of the Series A-1 Warrant except that they have an exercise price of $3.9125 per share.

In July 2024, the Company issued 60,527 shares of common stock to a vendor for services rendered for a total value of $172,501.

In July 2024, 299 shares of Series C Convertible Preferred Stock converted into 16,681 shares of common stock.

In August 2024, 101 shares of Series C Convertible Preferred Stock converted into 5,635 shares of common stock.

In August 2024, the Company issued 106,020 shares of common stock to a commercial debt holder in satisfaction of $313,816.45 of debt.

Between October 3, 2024 and October 15, 2024, the Company issued 1,311,345 shares of the Company’s common stock (the “Shares”) to a certain note holder upon conversion of a portion of their promissory note originally issued by the Company on or around October 1, 2023 (the “Note”). On October 16, 2024, the Company became aware that the issuance of the Shares was in error and not permitted under the terms of the Note due to the requirement thereunder that stockholder approval be obtained prior to the issuance of more than 19.9% of the Company’s pre-transaction shares outstanding upon conversion(s) of the Note, as referenced and specifically required under Nasdaq Listing Rule 5635(d). The Company then notified the note holder that the Shares must be returned to the Company’s transfer agent for cancellation. Accordingly, the note holder is in the process of returning the Shares to the Company’s transfer agent for cancellation. Upon cancellation of the Shares, the Company’s issued and outstanding common stock count will decrease by 1,311,345 shares. The Company is in communications with The Nasdaq Stock Market LLC regarding the aforementioned erroneous issuance of the Shares and subsequent remediation actions.

DILUTION

If you invest in our shares of common stock or Pre-Funded Warrants in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share of common stock and the pro forma net tangible book value per share of our common stock immediately after this offering. As of June 30, 2024, our net tangible book value was approximately ($14,788,284), or ($6.48) per share (2,282,332 shares). Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock.

After giving effect to the following issuances subsequent to June 30, 2024: (i) 5,256,263 shares of common stock under the Company’s ATM program in exchange for net proceeds of $2,063,396; (ii) an aggregate of 22,316 shares of common stock to Matthieu LeBlan upon conversion of Series C Convertible Preferred Stock at the conversion price of $17.925 per share; (iii) 60,527 shares of common stock to consultant Tradigital Marketing Group, LLC for services rendered at an aggregate value of $172,500; (iv) an aggregate of 649,000 shares of common stock to an accredited investor in connection with the exercise of warrants; and (v) 1,311,345 shares of common stock to an accredited investor upon the conversion of a portion of a promissory note at an average price of $0.1565 per share, our pro forma net tangible book value as of June 30, 2024 would have been ($12,519,663),or ($1.31) per share (9,581,783 shares).

Net tangible book value dilution per share of common stock sold to new investors represents the difference between the amount per share of common stock paid by purchasers in this offering and the adjusted pro forma net tangible book value per share of our common stock immediately after the completion of this offering.

Based on the initial offering price of $0.23 per one share of common stock, on an as-adjusted basis as of June 30, 2024, after giving effect to the offering of shares of common stock and the application of the related net proceeds, our net tangible book value would be:

(i) ($8,173,421), or ($0.26) per share of common stock, assuming the sale of 100% of the shares offered (21,739,130 shares of common stock) with net proceeds in the amount of $4,346,242.00 after deducting estimated broker commissions and expenses of $515,950 and estimated offering expenses of $137,808.00;

(ii) ($9,310,921), or ($0.36) per share of common stock, assuming the sale of 75% of the shares offered (16,304,347 shares of common stock) with net proceeds in the amount of $3,208,742.00 after deducting estimated broker commissions and expenses of $403,450 and estimated offering expenses of $137,808.00;

(iii) ($10,448,421), or ($0.51) per share of common stock, assuming the sale of 50% of the shares offered (10,869,565 shares of common stock) with net proceeds in the amount of $2,071,242.00 after deducting estimated broker commissions and expenses of $290,950 and estimated offering expenses of $137,808.00; and

(iv) ($11,585,921), or ($0.77) per share of common stock, assuming the sale of 25% of the shares offered (5,434,782 shares of common stock) with net proceeds in the amount of $933,742.00 after deducting estimated broker commissions and expenses of $178,450 and estimated offering expenses of $137,808.00.

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Purchasers of our common stock or Pre-Funded Warrants will experience immediate and substantial dilution in net tangible book value per share for financial accounting purposes, as illustrated in the following table on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in this offering:

Percentage of offering shares sold	100%	75%	50%	25%
Assumed offering price per share	$0.23	$0.23	$0.23	$0.23
Pro forma net tangible book value per share of common stock before this offering	(1.31)	(1.31)	(1.31)	(1.31)
Increase in net tangible book value per share attributable to new investors	1.05	0.95	0.80	0.77
Adjusted pro forma net tangible book value per share after this offering	(0.26)	$(0.36)	$(0.51)	$(0.54)
Immediate dilution in net tangible book value per share to new investors	$0.49	$0.59	$0.74	$0.77

The foregoing illustration also does not reflect the dilution that would result from the exercise of any of the Pre-Funded Warrants sold in the offering.

The following tables sets forth depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in this offering, as of June 30, 2024, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and to be paid by new investors purchasing shares of common stock in this offering at the offering price of $0.23 per share, together with the total consideration paid an average price per share paid by each of these groups, before deducting placement agent’s commission and estimated offering expenses.

	100% of the Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2024	2,282,332	7.29%	$120,917,003	92.45%	$52.979
Issuance of shares under the ATM program subsequent to June 30, 2024	5,256,263	16.78%	$2,063,396	1.58%	$0.39
Issuance of shares upon conversion of Series C Convertible Preferred Stock subsequent to June 30, 2024	22,316	0.07%	$400,125	0.31%	$17.93
Issuance of shares to consultant for services rendered subsequent to June 30, 2024	60,527	0.19%	$172,500	0.13%	$28.50
Issuance of shares upon exercise of warrant subsequent to June 30, 2024	649,000	2.07%	$2,031,370	1.55%	$3.13
Issuance of shares upon conversion of promissory note subsequent to June 30, 2024 (1)	1,311,345	4.19%	$205,225	0.16%	$0.16
New investors	21,739,130	69.41%	$5,000,000	3.82%	$0.23
Total	31,320,913	100.00%	$130,789,619	100.00%	$4.18

	75% of the Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2024	2,282,332	8.80%	$120,917,003	93.34%	$52.979
Issuance of shares under the ATM program subsequent to June 30, 2024	5,256,263	20.30%	$2,063,396	1.60%	$0.39
Issuance of shares upon conversion of Series C Convertible Preferred Stock subsequent to June 30, 2024	22,316	0.09%	$400,125	0.30%	$17.93
Issuance of shares to consultant for services rendered subsequent to June 30, 2024	60,527	0.24%	$172,500	0.13%	$28.50
Issuance of shares upon exercise of warrant subsequent to June 30, 2024	649,000	2.50%	$2,031,370	1.57%	$3.13
Issuance of shares upon conversion of promissory note subsequent to June 30, 2024 (1)	1,311,345	5.07%	$205,225	0.16%	$0.16
New investors	16,304,347	63.00%	3,750,000	2.90%	$0.23
Total	25,886,130	100.00%	$129,539,619	100.00%	$5.00

	50% of the Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2024	2,282,332	11.16%	$120,917,003	94.25%	$52.979
Issuance of shares under the ATM program subsequent to June 30, 2024	5,256,263	25.70%	$2,063,396	1.61%	$0.39
Issuance of shares upon conversion of Series C Convertible Preferred Stock subsequent to June 30, 2024	22,316	0.11%	$400,125	0.31%	$17.93
Issuance of shares to consultant for services rendered subsequent to June 30, 2024	60,527	0.30%	$172,500	0.14%	$28.50
Issuance of shares upon exercise of warrant subsequent to June 30, 2024	649,000	3.17%	$2,031,370	1.58%	$3.13
Issuance of shares upon conversion of promissory note subsequent to June 30, 2024 (1)	1,311,345	6.41%	$205,225	0.16%	$0.16
New investors	10,869,565	53.15%	2,500,000	1.95%	$0.23
Total	20,451,348	100.00%	$128,289,619	100.00%	$6.27

	25% of the Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2024	2,282,332	15.20%	$120,917,003	95.18%	$52.979
Issuance of shares under the ATM program subsequent to June 30, 2024	5,256,263	35.00%	$2,063,396	1.62%	$0.39
Issuance of shares upon conversion of Series C Convertible Preferred Stock subsequent to June 30, 2024	22,316	0.15%	$400,125	0.31%	$17.93
Issuance of shares to consultant for services rendered subsequent to June 30, 2024	60,527	0.40%	$172,500	0.13%	$28.50
Issuance of shares upon exercise of warrant subsequent to June 30, 2024	649,000	4.32%	$2,031,370	1.60%	$3.13
Issuance of shares upon conversion of promissory note subsequent to June 30, 2024 (1)	1,311,345	8.73%	$205,225	0.16%	$0.16
New investors	5,434,782	36.20%	$1,250,000	1.00%	$0.23
Total	15,016,565	100.00%	$127,039,619	100.00%	$8.46

(1) Between October 3, 2024 and October 15, 2024, the Company issued 1,311,345 shares of the Company’s common stock (the “Shares”) to a certain note holder upon conversion of a portion of their promissory note originally issued by the Company on or around October 1, 2023 (the “Note”). On October 16, 2024, the Company became aware that the issuance of the Shares was in error and not permitted under the terms of the Note due to the requirement thereunder that stockholder approval be obtained prior to the issuance of more than 19.9% of the Company’s pre-transaction shares outstanding upon conversion(s) of the Note, as referenced and specifically required under Nasdaq Listing Rule 5635(d). The Company then notified the note holder that the Shares must be returned to the Company’s transfer agent for cancellation. Accordingly, the note holder is in the process of returning the Shares to the Company’s transfer agent for cancellation. Upon cancellation of the Shares, the Company’s issued and outstanding common stock count will decrease by 1,311,345 shares. The Company is in communications with The Nasdaq Stock Market LLC regarding the aforementioned erroneous issuance of the Shares and subsequent remediation actions. The Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC may issue a delisting notice to the Company regarding the Company’s non-compliance with Nasdaq Listing Rule 5635(d), which would serve as an additional basis for the delisting of the Company’s securities from Nasdaq.

A $0.10 increase in the assumed public offering price of $0.23 per share (the closing sale price of our common stock on the Nasdaq Capital Market on October 15, 2024), would increase our as adjusted net tangible book value after giving effect to this offering by approximately $1.98 million and decrease the dilution per share to new investors in this offering by $0.09 per share, after deducting placement agent fees and estimated offering expenses payable by us, and assuming the sale of 21,739,130 shares set forth on the cover page of this prospectus remains the same and no sale of any Pre-Funded Warrants in this offering.

The foregoing discussion and tables above (i) reflect and assume no sale of Pre-Funded Warrants in this offering, which, if sold, would reduce the number of common stock that we are offering on a one-one basis and (ii) do not give effect to the dilution that would result from (a) 2,843,111 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $10.94 as of October 1, 2024, which includes 1,027,750 Series A-1 Warrants and 1,027,750 Series B-1 Warrants at an exercise price of $2.88 per share which expire on November 7, 2029 and August 7, 2025 respectively, (b) 1,558 shares of common stock issuable upon the exercise of outstanding stock options at weighted average exercise price of $9,050 per share, and (c) 198,442 shares of common stock in aggregate reserved for issuance under our 2020 Omnibus Incentive Plan.

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DESCRIPTION OF SECURITIES

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our charter and our bylaws as currently in effect. Copies of our amended and restated certificate of incorporation, as amended (the “charter”), and our bylaws are included as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, $0.0001 par value per share, of which 9,581,783 shares are issued and outstanding as of October 23, 2024 and 10,000,000 shares of preferred stock, $0.0001 par value per share, of which 6,300 shares of Series A Convertible Preferred Stock, and 1,643 shares of Series C Convertible Preferred Stock are issued and outstanding. The total number of common stock issued and outstanding is subject to a reduction by 1,311,345 shares (the “Shares”) upon the delivery of the Shares to the Company’s transfer agent for cancellation by a note holder that received the Shares in error between October 3, 2024 and October 15, 2024, pursuant to conversions of a portion of their promissory note dated October 1, 2023, due to the requirement thereunder that stockholder approval be obtained prior to the issuance of more than 19.9% of the Company’s pre-transaction shares outstanding upon conversion(s) of such promissory note, as referenced and specifically required under Nasdaq Listing Rule 5635(d). The following description of our capital stock is only a summary and is subject to and qualified in its entirety by our Sixth Amended and Restated Certificate of Incorporation, as further amended by certificates of amendment dated October 13, 2022, October 21, 2022 (but effected on November 3, 2022), May 30, 2023, June 21, 2023, and August 21, 2023 (but effected on August 22, 2023) and Amended and Restated Bylaws, as further amended by amendments Nos. 1 and 2, and by the applicable provisions of Delaware law.

Common stock

Voting rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock which may be issued in the future, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Fully paid and nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

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Listing

Our Common Stock and Class A Warrants trade on The Nasdaq Capital Market under the symbols “DBGI” and “DBGIW,” respectively. On October 15, 2024, the last reported sale price of our Common Stock was $0.23 per share and Class A Warrants was $12.50 per share.

Issuance of Preferred Stock by our Board

General

The board of directors is authorized, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the powers, preferences and rights of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

●	impairing dividend rights of the common stock;

●	diluting the voting power of the common stock;

●	impairing the liquidation rights of the common stock; and

●	delaying or preventing a change in control of us without further action by the stockholders.

Series A Convertible Preferred Stock

On September 29, 2022, the Company filed the Certificate of Designation with the Secretary of State for the State of Delaware designating up to 6,800 shares out of the authorized but unissued shares of its preferred stock as Series A Convertible Preferred Stock. On October 4, 2022, the Company filed the Correction with the Secretary of State for the State of Delaware to correct the terms of the voting rights under the Series A Preferred Stock. The following is a summary of the principal terms of the Series A Preferred Stock.

Dividends

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series A Preferred Stock (the “Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series A Preferred Stock.

Voting Rights

The Holders are entitled to vote as a class as expressly provided in the Certificate of Designation and where required pursuant to applicable law (including, without limitation, the DGCL). The Holders are also entitled to vote with the holders of shares of Common Stock, voting together as one class, on all matters in which the Holders are permitted to vote with the class of shares of Common Stock pursuant to applicable law (including, without limitation, the DGCL.

With respect to any vote with the class of Common Stock, each share of the Series A Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in the Certificate of Designation) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the conversion price is calculated. To the extent that under the DGCL the vote of the Holders, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders (as defined in the Certificate of Designation) of the shares of the Preferred Stock, voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the DGCL), voting together in the aggregate and not in separate series unless required under the DGCL, shall constitute the approval of such action by both the class or the series, as applicable. Holders shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company’s bylaws and the DGCL.

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Ranking and Liquidation

The Series A Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms junior to any Preferred Stock (“Junior Securities”); (iii) on parity with any class or series of capital stock of the Corporation created specifically ranking by its terms on parity with the Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to any Preferred Stock (“Senior Securities”), in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily. Subject to any superior liquidation rights of the holders of any Senior Securities of the Company and the rights of the Company’s existing and future creditors, upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), each Holder shall be entitled to be paid out of the assets of the Company legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Stated Value (as defined in the Certificate of Designation) for each share of the Series A Preferred Stock held by such Holder and an amount equal to any accrued and unpaid dividends thereon, and thereafter the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series A Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Company shall mail written notice of any such Liquidation, not less than sixty (60) days prior to the payment date stated therein, to each Holder.

Conversion

Each share of the Series A Preferred Stock shall be convertible, at any time and from time to time from and after September 29, 2022 at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d) of the Certificate of Designation) determined by dividing the Stated Value of such share of the Series A Preferred Stock ($1,000 as of September 29, 2022) by the Conversion Price (as defined below) subject to certain terms of the beneficial ownership limitation described in this Certificate of Designation. The conversion price for each share of the Series A Preferred Stock is the Nasdaq official closing price of the Common Stock on The Nasdaq Capital Market (as reflected on Nasdaq.com) on September 29, 2022, subject to adjustment as described in the Certificate of Designation, including for stock dividends and stock splits such as the one-for-one hundred (1-for-100) reverse stock split (the “November Reverse Stock Split”) of our common stock which became effective as of the close of business on November 3, 2022 and the one-for-twenty-five (1-for-25) reverse stock split (the “August Reverse Stock Split,” together with the November Reverse Stock Split, the “Reverse Stock Splits”) of our common stock which became effective as of the close of business on August 22, 2023 (the “Conversion Price”).

Certain Adjustments

If the Company, at any time while the Series A Preferred Stock is outstanding, pays a stock dividend, issues stock splits, effects any subsequent rights offerings, or makes any dividend or other distribution of its assets, then the Conversion Price of the Series A Preferred Stock adjusts (in the case of a stock split), and the Holder can acquire the purchase rights of the Company’s securities, or participate in the distribution of the Company’s assets pursuant to Section 7 of the Certificate of Designation.

Preemptive Rights

No holders will have any preemptive rights to purchase or subscribe for the Company’s Common Stock or any of its other securities.

Redemption

The Company has the option to redeem any or all of the then outstanding Series A Preferred Stock at 112% of the then Stated Value any time after September 29, 2022 and so long as there is an effective Registration Statement covering the shares issuable upon conversion of the Series A Preferred Stock.

Trading Market

The Holders can liquidate or convert the Series A Preferred Shares according to the terms of this Certificate of Designation. However, there is no established trading market for any of the Series A Preferred Stock, and the Company does not expect a market to develop. The Company does not intend to apply for a listing for any of the Series A Preferred Stock on any securities exchange or other nationally recognized trading system.

Series C Convertible Preferred Stock

On June 21, 2023, the Company filed the Certificate of Designation with the Secretary of State for the State of Delaware designating up to 5,761 shares out of the authorized but unissued shares of its preferred stock as Series C Convertible Preferred Stock. The following is a summary of the principal terms of the Series C Preferred Stock.

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Dividends

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series C Preferred Stock (the “Series C Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series C Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series C Preferred Stock.

Voting Rights

The Series C Holders are entitled to vote as a class as expressly provided in the Certificate of Designation and where required pursuant to applicable law (including, without limitation, the DGCL). The Series C Holders are also entitled to vote with the holders of shares of Common Stock, voting together as one class, on all matters in which the Series C Holders are permitted to vote with the class of shares of Common Stock pursuant to applicable law (including, without limitation, the DGCL).

With respect to any vote with the class of Common Stock, each share of the Series C Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in the Certificate of Designation) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the conversion price is calculated. To the extent that under the DGCL the vote of the Series C Holders, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders (as defined in the Certificate of Designation), voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the DGCL) shall constitute the approval of such action by both the class or the series, as applicable. Series C Holders shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company’s bylaws and the DGCL.

Ranking and Liquidation

The Series C Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to Junior Securities; (iii) on parity with Parity Securities; and (iv) junior to Senior Securities, in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily. Subject to any superior liquidation rights of the holders of any Senior Securities of the Company and the rights of the Company’s existing and future creditors, upon a Liquidation, each Holder shall be entitled to be paid out of the assets of the Company legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Stated Value (as defined in the Certificate of Designation) for each share of the Series C Preferred Stock held by such Holder and an amount equal to any accrued and unpaid dividends thereon, and thereafter the Series C Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series C Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Company shall mail written notice of any such Liquidation, not less than sixty (60) days prior to the payment date stated therein, to each Holder.

Conversion

Each share of the Series C Preferred Stock shall be convertible, at any time and from time to time from and after June 21, 2023 at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d) of the Certificate of Designation) determined by dividing the Stated Value of such share of the Series C Preferred Stock ($1,000 as of June 21, 2023) by the Conversion Price (as defined below) subject to certain terms of the beneficial ownership limitation described in this Certificate of Designation. The conversion price for each share of the Series C Preferred Stock is $17.925, which is the lower of (a) the closing price per share of the Common Stock as reported on the Nasdaq Capital Market on June 20, 2023 (the trading day before the date of the Sundry SPA), and (b) the average closing price per share of Common Stock as reported on the Nasdaq Capital Market for the five trading days preceding the date of the Sundry SPA, subject to adjustment herein (the “Series C Conversion Price”).

Certain Adjustments

If the Company, at any time while the Series C Preferred Stock is outstanding, pays a stock dividend, issues stock splits, effects any subsequent rights offerings, or makes any dividend or other distribution of its assets, then the Holder can adjust the Conversion Price of the Series C Preferred Stock, acquire the purchase rights of the Company’s securities, or participate in the distribution of the Company’s assets pursuant to Section 7 of the Certificate of Designation.

Preemptive Rights

No holders will have any preemptive rights to purchase or subscribe for the Company’s Common Stock or any of its other securities.

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Redemption

The Company has the option to redeem any or all of the then outstanding Series C Preferred Stock at 112% of the then Stated Value any time after June 21, 2023 and so long as there is an effective Registration Statement covering the shares issuable upon conversion of the Series C Preferred Stock.

Trading Market

The Series C Holders can liquidate or convert the Series C Preferred Shares according to the terms of this Certificate of Designation. However, there is no established trading market for any of the Series C Preferred Stock, and the Company does not expect a market to develop. The Company does not intend to apply for a listing for any of the Series C Preferred Stock on any securities exchange or other nationally recognized trading system.

Options

As of October 15, 2024, there were 1,558 shares of common stock issuable upon the exercise of outstanding stock options at weighted average exercise price of $9,050 per share.

Warrants

As of October 15, 2024, there were 2,843,111 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $10.94, which includes 1,027,750 Series A-1 Warrants and 1,027,750 Series B-1 Warrants at an exercise price of $2.88 per share which expire on November 7, 2029 and August 7, 2025 respectively.

Description of Securities We are Offering

Common Stock

We are offering up to 21,739,130 shares of common stock. The material terms and provisions of our common stock that are being offered are described under this section “Description of Securities – Common Stock” in this prospectus. We are also offering Pre-Funded Warrants to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stock that would result in such excess ownership. Each Pre-Funded Warrant will be exercisable for one share of common stock. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. No warrant for fractional shares of common stock will be issued, rather warrants will be issued only for whole shares of common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants offered hereby.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

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Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share of common stock equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock and the exercise price. The Pre-Funded Warrants will be issued in certificated form.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including (i) any merger or consolidation with or into another entity if, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (ii) sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than fifty percent (50%) of the outstanding shares of common stock of the Company, then upon any subsequent exercise of the Pre-Funded Warrants, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Pre-Funded Warrants are exercisable immediately prior to such event.

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Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants.

Rather, at our election, the number of shares of common stock to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Pre-Funded Warrants. We do not intend to list the Pre-Funded Warrants on any securities exchange or other trading market. We do not expect an active trading market to develop for the Pre-Funded Warrants. Without an active trading market, the liquidity of these securities will be limited. The shares of common stock issuable upon exercise of the Pre-Funded Warrants are currently traded on Nasdaq.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that holders have the right to participate in distributions or dividends paid on our shares of common stock.

Exclusive Forum Provision

Section 5 of the Pre-Funded Warrant provides that “[e]ach party agrees that all legal proceedings concerning the interpretations, enforcement, and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees, or agents) shall be commenced exclusively in the courts of the State of New York and of the United States of America, in each case sitting in the City and County of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.”

However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and you will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

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Therefore, this provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

The exclusive forum provision in the Pre-Funded Warrant will not relieve us of our duty to comply with the federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us or our directors, officers or other employees. In addition, shareholders who do bring a claim in the state or federal court in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The state or federal court of the State of Delaware may also reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our shareholders. However, the enforceability of similar exclusive forum provisions in other companies’ Warrants have been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in the Pre-Funded Warrant to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

Fee Shifting Provision

The Pre-Funded Warrants provide that “[i]f either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit, or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such action or proceeding.”

NOTWITHSTANDING, THE FEE SHIFTING PROVISION CONTAINED IN THE RESTATED CERTIFICATE OF INCORPORATION, AND PRE-FUNDED WARRANTS WOULD NOT APPLY TO “INTERNAL CORPORATE CLAIMS” AS DEFINED IN SECTION 109(B) OF THE DELAWARE GENERAL CORPORATION LAW.

The phrase “attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 5 of Pre-Funded Warrants, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 5 of Pre-Funded Warrants, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 5 of Pre-Funded Warrants, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claim against us, in accordance with the dispute resolution provisions contained in Section 5 of Pre-Funded Warrants, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 5 of Pre-Funded Warrants could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN SECTION 5 OF PRE-FUNDED WARRANTS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE RESTATED CERTIFICATE OF INCORPORATION, PRE-FUNDED WARRANTS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

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Anti-Takeover Effects of Certain Provisions of Our Bylaws

Certain provisions of Delaware law and our sixth amended and restated certificate of incorporation and bylaws could make the following more difficult:

●	the acquisition of us by means of a tender offer;

●	acquisition of control of us by means of a proxy contest or otherwise; and

●	the removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business acquisition” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business acquisition” or the transaction in which the person became an interested stockholder is approved by our board of directors in a prescribed manner. Generally, a “business acquisition” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Stockholder Meetings. Under our bylaws, only the board of directors, the chairman of the board, the chief executive officer and the president, and stockholders holding an aggregate of 25% of our shares of our common stock may call special meetings of stockholders.

No Cumulative Voting. Our sixth amended and restated certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Action by Written Consent of Stockholders Prohibited. Our sixth amended and restated certificate of incorporation does not allow stockholders to act by written consent in lieu of a meeting, unless approved in advance by our board of directors.

Undesignated Preferred Stock. The authorization of undesignated preferred stock makes it possible for the board of directors without stockholder approval to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Amendment of Provisions in the Sixth Amended and Restated Certificate of Incorporation. The Sixth amended and restated certificate of incorporation will generally require the affirmative vote of the holders of at least 662∕3% of the outstanding voting stock in order to amend any provisions of the sixth amended and restated certificate of incorporation concerning, among other things:

●	the required vote to amend certain provisions of the sixth amended and restated certificate of incorporation;

●	the reservation of the board of director’s right to amend the amended and restated bylaws, with all rights granted to stockholders being subject to this reservation;

●	management of the business by the board of directors;

●	number of directors and structure of the board of directors;

●	removal and appointment of directors;

●	director nominations by stockholders;

●	prohibition of action by written consent of stockholders;

●	personal liability of directors to us and our stockholders; and

●	indemnification of our directors, officers, employees and agents.

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Delaware law

We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Limitations on liability, indemnification of officers and directors and insurance

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), a Director of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (1) for any breach of the Director’s duty of loyalty to the Corporation or its Stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; or (4) for any transaction from which the Director derived an improper personal benefit. If the DGCL or other applicable provision of Delaware law hereafter is amended to authorize further elimination or limitation of the liability of Directors, then the liability of a Director of this Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL or other applicable provision of Delaware law as amended. Any repeal or modification of this Section 2 by the Stockholders of this Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification. Our restated certificate of incorporation, as amended (our “Certificate of Incorporation”) and corporate bylaws (our “Bylaws”) contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact of their prior or current service to the corporation as a director or officer, in accordance with the provisions of Section 145, which are sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

Our restated certificate of incorporation, as amended (our “Certificate of Incorporation”), provides that (a) any of our directors or officers made a party to an action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such action, suit or proceeding (each, a “Proceeding”), by reason of such person’s service as our director or officer or as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another enterprise per our request, shall be indemnified and held harmless by us to the fullest extent permitted by the Delaware General Corporation Law against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such Proceeding; (b) we must advance reasonable expenses incurred in defending any such Proceeding, subject to limited exceptions; and (c) the indemnification rights conferred by it are not exclusive of any rights permitted by law.

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As permitted by the DGCL, the Company’s sixth amended and restated certificate of incorporation, as amended, provides that directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the Company or its stockholders,

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

●	under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

●	for any transaction from which the director derived any improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our sixth amended and restated certificate of incorporation provides that we shall indemnify our directors, officers, employees and other agents to the fullest extent permitted by law, and our amended and restated bylaws provide that we shall indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Article VII of the by-laws provides that the Company shall indemnify any person who was or is a party or who was or is threatened to be made a party to any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, liabilities, losses, and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended.

Article VII of the by-laws further provides that, except with respect to a proceeding to enforce rights to indemnification or advancement of expenses under Article VII, the Company shall be required to indemnify a person under this Article VII in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors.

Article VII of the by-laws further provides that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant. The Company has purchased directors’ and officers’ liability insurance covering many of the possible actions and omissions of persons acting or failing to act in such capacities.

Article VII of the by-laws also provides that the Company shall have the power to enter into indemnification agreements with any director, officer, employee or agent of the Registrant in furtherance of the provisions of Article VII. We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our sixth amended and restated certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and officers for expenses, judgments, fines, penalties and settlement amounts incurred by any such person in any action or proceeding arising out of such person’s services as a director or officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. There is no pending litigation or proceeding involving any of our directors, officers, employees or agents. We are not aware of any pending or threatened litigation or proceeding that might result in a claim for indemnification by a director, officer, employee or agent.

Our Transfer Agent

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Pl., Woodmere, NY 11598. The transfer agent’s telephone is (212) 828-8436.

We have agreed to indemnify VStock Transfer, LLC in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR HOLDERS OF OUR COMMON STOCK AND

PRE-FUNDED WARRANTS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Stock or Pre-Funded Warrants acquired in this offering. The Pre-Funded Warrants are collectively referred to in this section as the “Warrants.” This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our Common Stock, or Warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of our Common Stock or Warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax, the alternative minimum tax and does not deal with state or local taxes, U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as:

●	financial institutions;

●	brokers or dealers in securities;

●	tax-exempt organizations;

●	pension plans;

●	regulated investment companies;

●	owners that hold our Common Stock or Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	insurance companies;

●	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax; and

●	certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our Common Stock or Warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our Common Stock or Warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock or Warrants through a partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our Common Stock and Pre-Funded Warrants.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our Common Stock or Warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of Common Stock or Warrants that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

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Tax Cuts and Jobs Act

Under tax legislation signed into law in December 2017 commonly known as the Tax Cuts and Jobs Act of 2017, U.S. Holders that use an accrual method of accounting for tax purposes and have certain financial statements generally will be required to include certain amounts in income no later than the time such amounts are taken into account as revenue in such financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. This rule is effective for taxable years beginning after December 31, 2017. U.S. Holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a Warrant equal to the exercise price of the Warrant, increased by the U.S. Holder’s adjusted tax basis in the Warrant exercised (as determined pursuant to the rules discussed above). The U.S. Holder’s holding period in the shares of our Common Stock acquired on exercise of the Warrant will begin on the date of exercise of the Warrant, and will not include any period for which the U.S. Holder held the Warrant.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Warrants into our Common Stock. The U.S. federal income tax treatment of a cashless exercise of Warrants into our Common Stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

The lapse or expiration of a Warrant will be treated as if the U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the Warrant. The deductibility of capital losses is subject to limitations.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our Common Stock in the foreseeable future. In the event that we do make distributions on our Common Stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or exchange of our Common Stock as described below under the section titled “ – Disposition of Our Common Stock or Warrants.”

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Disposition of Our Common Stock or Warrants

Upon a sale or other taxable disposition of our Common Stock or Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Common Stock or Warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock or Warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our Common Stock or Warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the Common Stock and to the proceeds of a sale or other disposition of Common Stock paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable To Non-U.S. Holders

Exercise and Expiration of Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of Warrants into shares of Common Stock. The U.S. federal income tax treatment of a cashless exercise of Warrants into our Common Stock is unclear. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of Warrants. The expiration of a Warrant will be treated as if the Non-U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in the Warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our Common Stock in the foreseeable future. In the event that we do make distributions on our Common Stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes as described in “ – U.S. Holders – Distributions”.

Any distribution (including constructive distributions) on our Common Stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

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We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the sections below titled “ – Backup Withholding and Information Reporting” and “ – Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Our Common Stock or Warrants

Subject to the discussions below under the sections titled “ – Backup Withholding and Information Reporting” and “ – Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our Common Stock or Warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

●	our Common Stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period of the Common Stock or Warrants, if shorter), a “U.S. real property holding corporation,” unless our Common Stock is regularly traded on an established securities market and the Non-U.S. Holder held no more than 5% of our outstanding Common Stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our Common Stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a Warrant. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding our Warrants on the calculation of such 5% threshold. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a “U.S. real property holding corporation”.

See the sections titled “ – Backup Withholding and Information Reporting” and “ – Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of our Common Stock or Warrants paid to foreign financial institutions or non-financial foreign entities.

Federal Estate Tax

Common Stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to Warrants. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of our Common Stock and Pre-Funded Warrants.

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Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our Common Stock or Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on our Common Stock or Warrants. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Dividends,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our Common Stock or Warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on, and gross proceeds from the sale or other disposition of, our Common Stock if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally applies to payments of dividends (including constructive dividends) on our Common Stock. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Common Stock or Pre-Funded Warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our Common Stock or Warrants, including the consequences of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

We engaged RBW Capital Partners LLC acting through Dominari Securities LLC to act as our exclusive Placement Agent to solicit offers to purchase the Securities offered by this prospectus on a reasonable best-efforts basis. Subject to the terms and conditions of the placement agency agreement dated October [●], 2024. The Placement Agent is not purchasing or selling any of the Securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Securities, but has agreed to use its reasonable best efforts to arrange for the sale of the Securities offered hereby. Therefore, we may not sell the entire amount of Securities offered pursuant to this prospectus. The Placement Agent may engage one or more sub-placement agents or selected dealers to assist with the offering. We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our Securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus and the documents incorporated by reference herein in connection with the purchase of our Securities in this offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of 30 days following the closing of the offering, subject to certain exceptions; and (ii) a covenant to not enter into any equity financings for 30 days from closing of the offering, subject to certain exceptions. The Placement Agent may engage one or more sub-agents or selected dealers in connection with the offering.

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The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as no integration with other offerings, filing of an 8-K to disclose entering into these securities purchase agreements, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of common stock, and no subsequent equity sales for 30 days.

We will deliver the Securities being issued to the investors upon receipt of such investor’s funds for the purchase of the Securities offered pursuant to this prospectus. We will deliver the Securities being offered pursuant to this prospectus upon closing. We expect this offering to be completed not later than one (1) business day following the commencement of this offering. We will deliver all Securities to be issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon receipt of investor funds received by us. We expect to deliver the Securities being offered pursuant to this prospectus on or about    , 2024.

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

The following table shows the public offering price per share of common stock and per Pre-Funded Warrant, placement agent fees payable by us, and proceeds before expenses to us:

	Per Share of common stock	Per pre-funded warrant	Total
Public offering price	$	$	$
Placement agent fees	$	$	$
Proceeds before expenses to us	$	$	$

(1)	We have agreed to pay the placement agent a total cash fee equal to 8% of the aggregate gross proceeds raised in the offering. We have also agreed to pay the placement agent a non-accountable expense allowance of 1.0% of the aggregate gross proceeds raised in the offering, and will reimburse the Placement Agent’s fees and expenses of legal counsel and other out-of-pocket expenses up to $50,000, and clearing agent closing costs, which shall not exceed $15,950.

(2)	Does not include proceeds from the exercise of the Pre-Funded Warrants in cash, if any.

After deducting the placement agent fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $4,346,242.00.

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Determination of Offering Price

The public offering price per share that we are offering and the exercise prices and other terms of the Pre-Funded Warrants were negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering and the exercise prices and other terms of the Pre-Funded Warrants include the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Provisions

We have agreed with the placement agent to be subject to a lock-up period of 30 days following the date of this prospectus. This means that, during the applicable lock-up period, we may not offer for sale, contract to sell, or sell any shares of our common stock, subject to certain customary exceptions. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of 30 days following the closing date of this offering, subject to certain exceptions. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up provisions.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer, LLC

Nasdaq Listing

Our Common Stock and Class A Warrants trade on The Nasdaq Capital Market under the symbols “DBGI” and “DBGIW,” respectively. On October 15, 2024, the last reported sale price of our Common Stock was $0.23 per share and Class A Warrants was $12.50 per share. We do not intend to list the Pre-Funded Warrants on any securities exchange or other trading market.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments that the placement agent may be required to make for these liabilities.

In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

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Other Relationships

The placement agent and its affiliates may in the future engage in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent may in the future receive customary fees and commissions for these transactions. However, except as disclosed in this prospectus or in our SEC filings, we have no present arrangements with the placement agent for any further services.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

LEGAL MATTERS

The validity of the issuance of the common stock and Pre-Funded Warrants offered in this prospectus will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida. The placement agent is being represented by Sichenzia Ross Ference Carmel LLP.

EXPERTS

The consolidated financial statements for the year ended December 31, 2022 and 2023, appearing in the Digital Brands Group, Inc.’s Annual Report on Form 10-K/A filed on June 3, 2024, for the year ended December 31, 2023, have been audited by dbbmckennon (with respect to the year ended December 31, 2022) and Macias, Gini and O’Connell LLP (with respect to the year ended December 31, 2023), respectively, independent registered public accounting firms, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement of which this prospectus is a part for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 15, 2024 (File No. 001-40400), as amended by Form 10-K/A (Amendment No. 1) for the year ended December 31, 2023, filed with the SEC on June 3, 2024 (File No. 001-40400);

●	Our Quarterly Reports on Form 10-Q for the period ended March 31, 2024 and June 30, 2024, filed with the SEC on May 20, 2024 and August 19, 2024 respectively (File No. 001-40400);

●	Our Current Reports on Form 8-K filed with the SEC on April 25, 2024, May 3, 2024, May 7, 2024, May 21, 2024, May 29, 2024, June 7, 2024, October 4, 2024, and October 21, 2024 (in each case, excluding Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto); and

●	The description of our securities contained in our Registration Statement on Form 8-A filed on May 11, 2021 (File No. 001-40400), pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed with the SEC for purposes of updating such description.

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This prospectus forms part of a registration statement on Form S-1 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should rely only on the information incorporated by reference or provided in this prospectus and registration statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than the respective dates thereof.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

Upon written or oral request, we will provide you without charge a copy of any or all of the documents that are incorporated by reference into this prospectus including but limited to financial statement information and exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Digital Brands Group, Inc., Attention: Investor Relations, 1400 Lavaca Street, Austin, TX 78701 or call (209) 651-0172. You may access this information at ir.digitalbrandsgroup.co. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding the issuers that file electronically with the SEC, including the Company, and can be accessed free of charge on the SEC’s website, http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is located at http://www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at ir.digitalbrandsgroup.co. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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Up to 21,739,130 Shares, consisting of

One Share of Common Stock or One Pre-Funded

Warrant to Purchase One Share of Common Stock

Up to 21,739,130 Shares of Common Stock Underlying the

Pre-Funded Warrants

DIGITAL BRANDS GROUP, INC.

PROSPECTUS

Sole Placement Agent

RBW Capital Partners LLC

Securities offered through Dominari Securities LLC, a broker-dealer registered with the Securities and
Exchange Commission and a member of the Financial Industry Regulatory Authority, Inc. (FINRA)

          , 2024

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrant, other than estimated placement agent commissions, in connection with our public offering. All amounts shown are estimates except for the SEC registration fee:

Type	Amount
SEC registration fee	$738
FINRA filing fee	2,070
Legal fees and expenses	100,000
Accounting fees and expenses	25,000
Placement Agent’s accountable expenses	65,950
Non-accountable fees	50,000
Miscellaneous expense	10,000
Total Expenses	$253,758

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact of their prior or current service to the corporation as a director or officer, in accordance with the provisions of Section 145, which are sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

Our restated certificate of incorporation, as amended (our “Certificate of Incorporation”), provides that (a) any of our directors or officers made a party to an action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such action, suit or proceeding (each, a “Proceeding”), by reason of such person’s service as our director or officer or as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another enterprise per our request, shall be indemnified and held harmless by us to the fullest extent permitted by the Delaware General Corporation Law against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such Proceeding; (b) we must advance reasonable expenses incurred in defending any such Proceeding, subject to limited exceptions; and (c) the indemnification rights conferred by it are not exclusive of any rights permitted by law.

As permitted by the DGCL, the Company’s sixth amended and restated certificate of incorporation, as amended, provides that directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the Company or its stockholders,

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

●	under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

●	for any transaction from which the director derived any improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

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Our sixth amended and restated certificate of incorporation provides that we shall indemnify our directors, officers, employees and other agents to the fullest extent permitted by law, and our amended and restated bylaws provide that we shall indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Article VII of the by-laws provides that the Company shall indemnify any person who was or is a party or who was or is threatened to be made a party to any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, liabilities, losses, and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended.

Article VII of the by-laws further provides that, except with respect to a proceeding to enforce rights to indemnification or advancement of expenses under Article VII, the Company shall be required to indemnify a person under this Article VII in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors.

Article VII of the by-laws further provides that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant. The Company has purchased directors’ and officers’ liability insurance covering many of the possible actions and omissions of persons acting or failing to act in such capacities.

Article VII of the by-laws also provides that the Company shall have the power to enter into indemnification agreements with any director, officer, employee or agent of the Registrant in furtherance of the provisions of Article VII. We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our sixth amended and restated certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and officers for expenses, judgments, fines, penalties and settlement amounts incurred by any such person in any action or proceeding arising out of such person’s services as a director or officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. There is no pending litigation or proceeding involving any of our directors, officers, employees or agents. We are not aware of any pending or threatened litigation or proceeding that might result in a claim for indemnification by a director, officer, employee or agent.

Item 15.	Recent Sales of Unregistered Securities.

During the three fiscal years and interim period preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. Each of the transactions described below was conducted in reliance upon the exemptions from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

On August 21, 2023, the Registrant filed a Certificate of Amendment to its Certificate of Incorporation, as amended, to effect a one-for-twenty-five (1-for-25) reverse stock split effective August 22, 2023. All share and per share information in this Item 15 has been adjusted to reflect this reverse stock split.

In November 2021, we issued an aggregate 5,200 shares of common stock to Oasis Capital and FirstFire pursuant to waivers and consents in connection with the November note.

In December 2021, we issued an aggregate of 7,658 shares of common stock pursuant to consulting agreements.

During the year ended December 31, 2022, the Company issued an aggregate of 79,807 shares of common stock pursuant to the conversion of the FirstFire and Oasis Notes.

In April 2022, in connection with the April note agreement, the Company granted warrants to acquire 503 shares of common stock at an exercise price of $3,050.00 per share expiring in April 2027.

In July 2022, in connection with the July 22 and July 28 notes, the Company issued an aggregate of 1,645 and 1,106 warrants to purchase common stock at an exercise price of $380 and $282.50 per share, respectively. The warrants expire in July 2027.

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In September 2022, the Company issued 30 shares of common stock pursuant to a consultant agreement at a fair value of $123,000.

In October 2022 the Company issued 6,300 shares of Series A Convertible Preferred Stock to a lender in satisfaction of $6.25 million of indebtedness owed

In November 2022, the Company issued 72,727 Class B Warrants and 72,727 Class C Warrants to an accredited investor. Each Class B Warrant has an exercise price of $131.25 per share, is immediately exercisable upon issuance, and expires five years after issuance. Each Class C Warrant has an exercise price of $131.25 per share, is immediately exercisable upon issuance, and expires thirteen months after issuance. The Company also granted the 5,455 warrants to a placement agent, which are exercisable 180 days after issuance and expire in five years.

In November 2022, the Company granted 1,760 warrants to purchase common stock at an exercise price of $125.00 to a lender in connection with its merchant advances.

As part of the Sundry acquisition, in December 2022, the Company issued 3,636 shares of common stock to the Sundry Sellers at a fair value of $1,000,000.

In December 2022, in connection with the December Notes, the Company issued 2,400 shares of common stock.

In December 2022, in connection with the December Notes, the Company issued to the investors an aggregate of 18,779 warrants to purchase common stock at an exercise price equal to $106.50. The warrants are immediately exercisable.

In connection with the January 2023 Private Placement, the Company, entered into a Securities Purchase Agreement with a certain accredited investor, pursuant to which the Company agreed to issue and sell, in a private placement (the “January Private Placement”), an aggregate of 19,000 shares of the Company’s common stock (“Common Stock”), and accompanying warrants to purchase 19,000 shares of Common Stock, at a combined purchase price of $97.88 per share and Common Warrant, and (ii) the Company granted 32,086 pre-funded warrants which were immediately exercised for shares of common stock. The Company also granted an additional 51,086 warrants as part of the offering. Each warrant has an exercise price of $3.80 per share, is immediately exercisable upon issuance and expires five years after issuance. The Company also granted the placement agent 3,831 warrants to purchase common stock at an exercise price of $122.35 per share, which is immediately exercisable upon issuance and expires five years after issuance.

In January 2023, the Company issued 4,440 shares of common stock at a fair value of $322,300 to a former convertible noteholder pursuant to default provisions.

In March 2023, in connection with merchant advances, the Company granted 6,113 warrants to purchase common stock at an exercise price of $131.25. The warrants were immediately exercisable upon issuance and expire five years after issuance.

In March 2023, the Company issued an aggregate of 4,756 shares of common stock to Sundry executives based on their employment agreements with the Company. The fair value of $499,338, or $105.00 per share, as determined by the agreements, was included in general and administrative expenses in the consolidated statements of operations.

In May 2023, the Company entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”) with John Hilburn Davis IV, its Chief Executive Officer pursuant to which the Company agreed to issue and sell 1 share of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) for $25,000. The Series B Preferred Stock by its terms was automatically redeemed on August 21, 2023. On September 13, 2023, the Company filed a certificate of cancellation with the Secretary of State of the State of Delaware, effective as of the time of filing, cancelling the Series B Certificate of Designation, and thereby eliminating all Series B Preferred Stock.

In June 2023, the Company issued 78,103 shares of common stock in partial satisfaction of a settlement agreement regarding a dispute with the former owners of Harper & Jones LLC at a per share purchase price of $17.925.

In June 2023, the Company issued 5,761 shares of Series C Preferred Stock to the former owners of Sunnyside LLC a lender in satisfaction of approximately $5.8 million of indebtedness owed.

In September 2023, pursuant to the Company’s 2023 Stock Plan, certain qualified employees of the Company entered into a Stock Purchase Agreement and purchased in aggregate 63,000 restricted shares of common stock at a purchase price of $10.43 per share.

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On or around September 5, 2023, the Company closed a private placement pursuant to a securities purchase agreement with a certain accredited investor, pursuant to which the Company agreed to issue and sell, in a private placement (the “September Private Placement”), (i) 32,000 shares of the Company’s Common Stock, (ii) 481,875 pre-funded warrants exercisable for 481,875 shares of Common Stock, (iii) Series A Warrants to purchase up to 513,875 shares of Common Stock (the “Series A Warrants”), and (iv) Series B Warrants to purchase up to 513,875 shares of Common Stock (the “Series B Warrants, and collectively with the Series A Warrants, the “Existing Warrants”), at a combined purchase price of $9.73 per unit, for aggregate gross proceeds from the September Private Placement of approximately $5 million. The Company received net proceeds of $3.8 million after deducting placement agent fees and offering expenses.

In September 2023, the Company issued 42,782 shares in accrued amounts owed to Sundry executives based on their employment agreements for a total value of $500,000.

In October 2023, 975 shares of Series C Convertible Preferred Stock converted into 54,394 shares of common stock.

In February 2024, the Company issued an aggregate of 52,994 shares of common stock to a marketing vendor for services. The fair value of $173,290 or $3.27 per share as determined by the agreements, was included in sales and marketing expenses in the consolidated statements of operations.

In February 2024, the Company issued an aggregate of 15,589 shares of common stock to a vendor as conversion of accounts payable for a total value of $50,975.

In March 2024, 3,042 shares of Series C Convertible Preferred Stock converted into 169,711 shares of common stock.

On May 3, 2024, the Company entered into that certain inducement offer to exercise common stock purchase warrants with the Investor (the “Inducement Agreement”), pursuant to which (i) the Company agreed to lower the exercise price of the Existing Warrants to $3.13 per share and (ii) the Investor agreed to exercise the Existing Warrants into 1,027,750 shares of common stock (the “Exercise Shares”) by payment of the aggregate exercise price of $3,216,857. The closing occurred on May 7, 2024. The Company has issued 378,750 of the 1,027,750 shares of common stock underlying the Existing Warrants, with the balance to be held in abeyance, which abeyance shall be evidenced through the Existing Warrants and shall be deemed prepaid thereafter (including the cash payment in full of the exercise price), and exercised pursuant to a Notice of Exercise in the Existing Warrants (provided no additional exercise price shall be due and payable). The Company received the entire gross proceeds of $3,216,857 in May 2024, which represents the exercise of the entire 1,027,750 warrants at the $3.13 exercise price. The Company received net proceeds of $2,877,475 after placement agent fees and expenses. In addition, pursuant to the Inducement Agreement, the Company issued to the Investor a Series A-1 common share purchase warrant to purchase up to 1,027,750 shares of Common Stock (“Series A-1 Warrant”) and Series B-1 common share purchase warrant to purchase up to 1,027,750 shares of Common Stock (“Series B-1 Warrant”, and collectively with the Series A-1 Warrant, the “Warrants”) on May 7, 2024, each at an initial exercise price equal to $2.88 per share of Common Stock. The Series A-1 Warrant are exercisable immediately upon issuance and expires five and one-half (5.5) years following the issuance date and the Series B-1 Warrant are exercisable immediately upon issuance and expires fifteen (15) months following the issuance date. In connection with the Inducement Agreement, we entered into an engagement agreement with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which we have, among other things, issued to Wainwright’s designees warrants to purchase up to 77,081 shares of Common Stock (the “Wainwright Warrants”). The terms of the Wainwright Warrants are substantially the same as the terms of the Series A-1 Warrant except that they have an exercise price of $3.9125 per share.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits. The list of exhibits preceding the signature page of this registration statement is incorporated herein by reference.

(b)	Consolidated Financial Statement Schedules. All schedules are omitted because the required information is inapplicable, or the information is presented in the financial statements and the related notes.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

EXHIBIT INDEX

Exhibit Number	Description
1.1**	Form Placement Agency Agreement
2.1	Membership Interest Purchase Agreement dated October 14, 2020 among D. Jones Tailored Collection, LTD and Digital Brands Group (formerly known as Denim.LA, Inc.) (incorporated by reference to Exhibit 2.1 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.2	First Amendment to Membership Interest Purchase Agreement dated December 31, 2020 among D. Jones Tailored Collection, LTD and Digital Brands Group (formerly known as Denim.LA, Inc) (incorporated by reference to Exhibit 2.2 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.3	Agreement and Plan of Merger with Bailey 44, LLC dated February 12, 2020 among Bailey 44, LLC, Norwest Venture Partners XI, and Norwest Venture Partners XII, LP and Digital Brands Group (formerly known as Denim.LA, Inc) (incorporated by reference to Exhibit 2.3 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.4	Second Amendment to Membership Interest Purchase Agreement Dated May 10, 2021 among D. Jones Tailored Collection, LTD and Digital Brands Group (formerly known as Denim. LA, Inc.) (incorporated by reference to Exhibit 2.4 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.5	Membership Interest Purchase Agreement, dated August 30, 2021, by and between Moise Emquies and Digital Brands Group, Inc. (incorporated by reference to Exhibit 2.5 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.6	Membership Interest Purchase Agreement, dated January 18, 2022, by and among Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies, Sunnyside, LLC, and George Levy as the Sellers’ representative (incorporated by reference to Exhibit 1.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 20, 2022).
2.7	Amended and Restated Membership Interest Purchase Agreement, dated June 17, 2022, by and among Digital Brands Group, Inc. and Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (incorporated by reference to Exhibit 2.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on June 23, 2022).
2.8	Second Amended and Restated Membership Interest Purchase Agreement, dated October 13, 2022, by and among Digital Brands Group, Inc. and Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (incorporated by reference to Exhibit 2.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 18, 2022).
3.1	Sixth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
3.2	Certificate of Designation of Series A Preferred Stock, dated August 31, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2022).
3.3	Certificate of Designation of Series A Convertible Preferred Stock, dated September 29, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 5, 2022).

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3.4	Certificate of Correction of Series A Convertible Preferred Stock, dated October 3, 2022 (incorporated by reference to Exhibit 3.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 5, 2022).
3.5	Certificate of Amendment of Certificate of Incorporation of Digital Brands Group, Inc. dated October 13, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 18, 2022).
3.6	Certificate of Amendment of Certificate of Incorporation of Digital Brands Group, Inc. dated October 21, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 26, 2022).
3.7	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.5 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
3.8	Amendment No. 1 to the Amended and Restated Bylaws of Digital Brands Group, Inc., as amended (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 12, 2022).
3.9	Amendment No. 2 to the Amended and Restated Bylaws of Digital Brands Group, Inc., as amended (incorporated by reference to Exhibit 3.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2022).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
4.2	Warrant Agency Agreement, including Form of Warrant Certificate (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 18, 2021).
4.3	Representative’s Warrant Agreement (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 18, 2021).
4.4	Form of Lender’s Warrants (incorporated by reference to Exhibit 4.4 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
4.5	Form of Promissory Note, dated July 22, 2022, by Digital Brands Group, Inc. in favor each Investor (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on July 27, 2022).
4.6	Form of Warrant, dated July 22, 2022, by Digital Brands Group, Inc. in favor each Investor (incorporated by reference to Exhibit 10.3 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on July 27, 2022).
4.7	Form of Promissory Note, dated July 28, 2022, by Digital Brands Group, Inc. in favor the New Investor (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 2, 2022).
4.8	Form of Warrant, dated July 28, 2022, by Digital Brands Group, Inc. in favor the New Investor (incorporated by reference to Exhibit 10.3 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 2, 2022).
4.9	Form of Promissory Notes issued to each of the Sellers, Jenny Murphy and Elodie Crichi (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 18, 2022).
4.10	Registration Rights Agreement, dated August 30, 2021, by and between Digital Brands Group, Inc. and Moise Emquies (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2021).
4.11	Registration Rights Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc. and Oasis Capital, LLC (Note) (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2021).
4.12	Registration Rights Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc. and Oasis Capital, LLC (ELOC) (incorporated by reference to Exhibit 4.3 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2021).
4.13	Joinder and Amendment to Registration Rights Agreement, dated October 1, 2021, by and among Digital Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 6, 2021).
4.14	Amendment to Registration Rights Agreement, dated November 16, 2021, by and among Digital Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on November 19, 2021).

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4.15	Registration Rights Agreement, dated April 8, 2022, by and among Digital Brands Group, Inc. and certain Investors (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on April 12, 2022).
4.16	Registration Rights Agreement, dated July 22, 2022, by and among Digital Brands Group, Inc. and certain Investors (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on July 27, 2022).
4.17	Registration Rights Agreement, dated September 29, 2022, by and among Digital Brands Group, Inc. and the Investor (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 5, 2022).
4.18	Underwriter’s Warrants issued to Alexander Capital L.P. on May 5, 2022 (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 10, 2022)
4.19	Underwriter’s Warrants issued to Revere Securities, LLC (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 10, 2022)
4.20	Form of Class B Warrant (incorporated by reference to Exhibit 4.27 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 29, 2022 (File no. 333-268213)).
4.21	Form of Class C Warrant (incorporated by reference to Exhibit 4.28 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 29, 2022 (File no. 333-268213)).
4.22	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.29 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 29, 2022 (File no. 333-268213)).
4.23	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.30 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 29, 2022 (File no. 333-268213)).
4.24	Registration Rights Agreement, dated December 29, 2022, by and among Digital Brands Group, Inc. and the Investors (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 4, 2023).
4.25	Registration Rights Agreement, dated December 30, 2022, by and among Digital Brands Group, Inc. and Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 4, 2023).
4.26	Form of Common Warrant (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 11, 2023).
4.27	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 11, 2023).
4.28	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 11, 2023).
4.29	Form of Series A-1 Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 7, 2024).
4.30	Form of Series B-1 Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 7, 2024).
4.31	Form of Placement Agent Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.3 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 7, 2024).
4.32**	Form of Pre-Funded Warrant
5.1*	Legal Opinion of Anthony, Linder & Cacomanolis, PLLC.

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10.1	Form of Indemnification Agreement between the Registrant and each of its directors and officers (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.2†	Form of Option Agreement with each of John “Hil” Davis, Laura Dowling and Reid Yeoman (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.3†	Form of Board of Directors Agreement, entered into by each of the Director Nominees (incorporated by reference to Exhibit 10.4 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.4	Consulting Agreement dated as of April 8, 2021 between Alchemy Advisory LLC and Digital Brands Group, Inc. (incorporated by reference to Exhibit 10.6 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.5†	2013 Stock Plan (incorporated by reference to Exhibit 10.7 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.6	Promissory Note, dated April 10, 2020, between Digital Brands Group (formally known as Denim.LA, Inc.) and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.16 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.7	Loan dated June 25, 2020, between Digital Brands Group and The Small Business Administration, an Agency of the U.S. Government (incorporated by reference to Exhibit 10.17 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.8	Promissory Note, dated April 5, 2020, between JPMorgan Chase Bank, N.A. and Bailey 44, LLC (incorporated by reference to Exhibit 10.18 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.9	Lease Agreement between 850-860 South Los Angeles Street LLC and Bailey 44, LLC, dated April 27, 2016 (incorporated by reference to Exhibit 10.23 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.10	Lease Agreement between 850-860 South Los Angeles Street LLC and Bailey 44, LLC, dated April 16, 2018 (incorporated by reference to Exhibit 10.24 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.11	Lease Agreement among 45th Street, LLC, Sister Sam, LLC and Bailey 44, LLC dated January 17, 2013 (incorporated by reference to Exhibit 10.25 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.12	Amendment to Lease Agreement among 45th Street, LLC, Sister Sam, LLC and Bailey 44, LLC dated February 20, 2018 (incorporated by reference to Exhibit 10.26 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.13	Secured Promissory Note to Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP of Bailey 44, LLC (incorporated by reference to Exhibit 10.28 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.14	Securities Purchase Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc. and Oasis Capital, LLC (incorporated by reference to Exhibit 10.31 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.15	Senior Secured Convertible Promissory Note, dated August 27, 2021, by Digital Brands Group, Inc. in favor of Oasis Capital, LLC (incorporated by reference to Exhibit 10.32 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.16	Equity Purchase Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc. and Oasis Capital, LLC (incorporated by reference to Exhibit 10.33 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).

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10.17	Amended and Restated Securities Purchase Agreement, dated October 1, 2021, by and among Digital Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.34 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.18	Senior Secured Convertible Promissory Note, dated October 1, 2021, by Digital Brands Group, Inc. in favor of FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.35 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.19	Security Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc. and Oasis Capital, LLC (incorporated by reference to Exhibit 10.36 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.20	Joinder and Amendment to Security Agreement, dated October 1, 2021, by and among Digital Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.37 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.21	Securities Purchase Agreement, dated November 16, 2021, by and among Digital Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.40 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.22	Senior Secured Convertible Promissory Note, dated November 16, 2021, by Digital Brands Group, Inc. in favor of FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.41 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.23	Waiver by FirstFire Global Opportunities Fund, LLC, dated November 16, 2021 (incorporated by reference to Exhibit 10.42 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.24	Waiver by Oasis Capital, LLC, dated November 16, 2021 (incorporated by reference to Exhibit 10.43 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.25	Registration Rights Agreement, dated April 8, 2022, by among Digital Brands Group, Inc. and the Investors (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Current Report on Form 8-K, filed with the SEC on April 12, 2022).
10.26	Securities Purchase Agreement, dated April 8, 2022, by among Digital Brands Group, Inc. and the Investors (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Current Report on Form 8-K, filed with the SEC on April 12, 2022).
10.27	Form of Warrant, dated April 8, 2022, by Digital Brands Group, Inc. in favor of the Investors (incorporated by reference to Exhibit 10.3 of Digital Brands Group Inc.’s Current Report on Form 8-K, filed with the SEC on April 12, 2022).
10.28+	Agreement for the Purchase and Sale of Future Receipts, dated March 21, 2022, between Digital Brands Group, Inc. and Advantage Platform Services Inc. d/b/a Advantage Capital Funding (incorporated by reference to Exhibit 10.45 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333- 264347), filed with the SEC on May 5, 2022).
10.29+	Agreement for the Purchase and Sale of Future Receipts, dated March 29, 2022, between Digital Brands Group, Inc. and Advantage Platform Services Inc. d/b/a Advantage Capital Funding (incorporated by reference to Exhibit 10.46 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333- 264347), filed with the SEC on May 5, 2022).
10.30	First Amendment to Securities Purchase Agreement, dated July 28, 2022, by and among Digital Brands Group, Inc. and certain Investors (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 2, 2022).
10.31	Securities Purchase Agreement, dated September 29, 2022, by and among Digital Brands Group, Inc. and the investor thereto (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 5, 2022).

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10.32	Form of Securities Purchase Agreement, by and between Digital Brands Group, Inc. and the purchasers party thereto (incorporated by reference to Exhibit 10.38 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 29, 2022 (File no. 333-268213)).
10.33	Securities Purchase Agreement, dated December 29, 2022, by and among Digital Brands Group, Inc. and the Investors (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 4, 2023).
10.34	Form of Promissory Note, dated December 29, 2022, by Digital Brands Group, Inc. in favor each Investor (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 4, 2023).
10.35	Form of Securities Purchase Agreement, dated as of January 11, 2023, by and among the Company and the purchasers party thereto (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 11, 2023).
10.36	Form of Registration Rights Agreement, dated as of January 11, 2023, by and among the Company and the purchasers party thereto (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 11, 2023).
10.37	Form of Warrant, dated December 29, 2022, by Digital Brands Group, Inc. in favor each Investor (incorporated by reference to Exhibit 10.3 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 4, 2023).
10.38	Form of Securities Purchase Agreement, dated April 7, 2023, by and among Digital Brands Group, Inc. and the Investors (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on April 13, 2023).
10.39	Form of Promissory Note, dated April 7, 2023, by Digital Brands Group, Inc. in favor each Investor (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on April 13, 2023).
10.40	30% OID Promissory Note, dated October 1, 2023, issued by Digital Brands Group, Inc. in favor of Erinn Thomas-Mackey (incorporated by reference to Exhibit 10.40 of Digital Brands Group Inc.’s Form 10-K filed with the SEC on April 15, 2024).
10.41	30% OID Promissory Note, dated October 1, 2023, issued by Digital Brands Group, Inc. in favor of Gary Carr (incorporated by reference to Exhibit 10.41 of Digital Brands Group Inc.’s Form 10-K filed with the SEC on April 15, 2024).
10.42	30% OID Promissory Note, dated October 1, 2023, issued by Digital Brands Group, Inc. in favor of Mohsen Khorassani (incorporated by reference to Exhibit 10.42 of Digital Brands Group Inc.’s Form 10-K filed with the SEC on April 15, 2024).
10.43	30% OID Promissory Note, dated October 1, 2023, issued by Digital Brands Group, Inc. in favor of 622 Capital, LLC (incorporated by reference to Exhibit 10.43 of Digital Brands Group Inc.’s Form 10-K filed with the SEC on April 15, 2024).
10.44	30% OID Promissory Note, dated October 1, 2023, issued by Digital Brands Group, Inc. in favor of Dragon Dynamic Catalytic Bridge Sac Fund (incorporated by reference to Exhibit 10.44 of Digital Brands Group Inc.’s Form 10-K filed with the SEC on April 15, 2024).
10.45	Convertible Promissory Note, dated as of April 30, 2024, by and between Digital Brands Group, Inc. and Target Capital 1 LLC (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 3, 2024).
10.46	Form of Inducement Offer to Exercise Common Stock Purchase Warrants, dated as of May 3, 2024 (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 7, 2024).
10.47	Form of Settlement Agreement (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 29, 2024).
10.48**	Form of Securities Purchase Agreement
21.1**	List of Subsidiaries of Digital Brands Group Inc.
23.1*	Consent of Macias Gini & O’Connell LLP.
23.2*	Consent of dbbmckennon.
23.3*	Consent of Anthony, Linder & Cacomanolis, PLLC (included in Exhibit 5.1).
24.1**	Power of Attorney (contained on the signature page).
107**	Filing Fee Table

* Filed herewith.

†Management contract, compensation plan or arrangement.

**Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on October 23, 2024.

Digital Brands Group, Inc.

By:	/s/ John Hilburn Davis IV
John Hilburn Davis IV
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on October 23, 2024.

Signature	Title	Date

/s/ John Hilburn David IV	Chairman and Chief Executive Officer and Director	October 23, 2024
John Hilburn David IV	(Principal Executive Officer)

*	Chief Financial Officer	October 23, 2024
Reid Yeoman	(Principal Accounting and Financial Officer)

*	Director	October 23, 2024
Mark T. Lynn

*	Director	October 23, 2024
Trevor Pettennude

*	Director	October 23, 2024
Jameeka Aaron Green

*	Director	October 23, 2024
Huong “Lucy” Doan

*By:	/s/ John Hilburn David IV
John Hilburn David IV
Attorney-in-fact*

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